INTERCREDITOR AGREEMENT
dated as of February 29, 2012
among
BANK OF AMERICA, N.A.,
as ABL Agent,
BANK OF AMERICA, N.A.,
as Term Agent,
NORANDA ALUMINUM HOLDING CORPORATION,
NORANDA ALUMINUM ACQUISITION CORPORATION
and
THE SUBSIDIARIES OF NORANDA ALUMINUM ACQUISITION CORPORATION FROM TIME TO TIME PARTY HERETO

TABLE OF CONTENTS*
Page
ARTICLE I
DEFINITIONS

Section 1.01	UCC Terms 2

Section 1.02	Additional Definitions 2

Section 1.03	Terms Generally 12
ARTICLE II
LIEN PRIORITIES

Section 2.01	Lien Subordinations 13

Section 2.02	Nature of ABL Obligations and Term Obligations. 14

Section 2.03	Agreements Regarding Actions to Perfect Liens 15

Section 2.04	New Liens 16

Section 2.05	Similar Liens and Agreements 17
ARTICLE III
ENFORCEMENT RIGHTS

Section 3.01	Exclusive Enforcement 17

Section 3.02	Standstill and Waivers 18

Section 3.03	Judgment Creditors 21

Section 3.04	Cooperation; Sharing of Information and Access; License 21

Section 3.05	No Additional Rights for the Loan Parties Hereunder 24

Section 3.06	Actions Upon Breach 24

Section 3.07	Intercompany Indebtedness 24
ARTICLE IV
APPLICATION OF PROCEEDS; DISPOSITIONS AND RELEASES; INSPECTION AND INSURANCE; PURCHASE OPTIONS

Section 4.01	Application of Proceeds; Turnover Provisions 25

Section 4.02	Releases of Liens. 26

Section 4.03	Inspection Rights and Insurance 27

Section 4.04	Reserved. 28

Section 4.05	Option to Purchase ABL Obligations. 28

Section 4.06	Option to Purchase Term Obligations. 30
ARTICLE V
INSOLVENCY PROCEEDINGS

Section 5.01	Filing of Motions 31

Section 5.02	Financing Matters 32

Section 5.03	Relief from Automatic Stay 33

Section 5.04	Adequate Protection 33

Section 5.05	Avoidance Issues 36

Section 5.06	Asset Dispositions in an Insolvency Proceeding 36

Section 5.07	Separate Grants of Security and Separate Classification 37

Section 5.08	Other Matters 37

Section 5.09	Effectiveness in Insolvency Proceedings 38
ARTICLE VI
ADDITIONAL OBLIGATIONS; REFINANCINGS

Section 6.01	Additional ABL Agreements, Additional Term Agreements and Refinancings Generally 38

Section 6.02	Treatment of Additional and Replacement Agreements; Joinder of Agents and Other Representatives 39
ARTICLE VII
RELIANCE; WAIVERS; ETC.

Section 7.01	Reliance 39

Section 7.02	No Warranties or Liability 39

Section 7.03	No Waivers. 39
ARTICLE VIII
OBLIGATIONS UNCONDITIONAL

Section 8.01	ABL Obligations Unconditional 40

Section 8.02	Term Obligations Unconditional 41
ARTICLE IX
MISCELLANEOUS

Section 9.01	Conflicts 41

Section 9.02	Continuing Nature of Provisions 41

Section 9.03	Amendments; Waivers 41

Section 9.04	Information Concerning Financial Condition of Holdings, the Company and the other Loan Parties 42

Section 9.05	Governing Law 42

Section 9.06	Submission to Jurisdiction; Waivers 42

Section 9.07	Notices 43

Section 9.08	Successors and Assigns 43

Section 9.09	Headings 43

Section 9.10	Severability 43

Section 9.11	Other Remedies 43

Section 9.12	Agency Provisions 43

Section 9.13	Counterparts; Integration; Effectiveness 43

Section 9.14	Limitation on Liability 44

Section 9.15	Provisions to Define Relative Rights 44

Section 9.16	Additional Loan Parties 44

INTERCREDITOR AGREEMENT dated as of February 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent for the ABL Credit Parties (such term and any other capitalized terms used without definition in this preamble or in the recitals below having the respective meanings set forth below) and as collateral agent for each of the other ABL Secured Parties (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL Agent”), BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent for the Term Credit Parties and as collateral agent each of the other Term Secured Parties (in such capacity, with its successors and assigns, and as more specifically defined below, the “Term Agent”), NORANDA ALUMINUM HOLDING CORPORATION, a Delaware corporation (“Holdings”), NORANDA ALUMINUM ACQUISITION CORPORATION, a Delaware corporation (the “Company”), and the subsidiaries of the Company signatory hereto (as well as each future subsidiary of the Company that becomes a party hereto pursuant to the terms hereof and of the ABL Agreement and the Term Agreement).
RECITALS
WHEREAS, Holdings, the Company, certain financial institutions (the “Existing Lenders”) and Merrill Lynch Capital Corporation, as administrative agent and collateral agent for the Existing Lenders (the “Existing Agent”), are parties to that certain Credit Agreement dated as of May 18, 2007 (as at any time amended, amended and restated, modified, supplemented and restated, the “Existing Credit Agreement”) among Holdings, the Company, the Existing Agent, the Existing Lenders and the other parties thereto named therein, pursuant to which the Existing Lenders made certain loans, letters of credit and other financial accommodations available to the Company;
WHEREAS, (i) Holdings, the Company, certain subsidiaries of the Company, certain financial institutions from time to time parties thereto, as lenders (the “ABL Lenders”), the ABL Agent and the other parties thereto named therein propose to enter into an ABL Credit Agreement dated as of February 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), pursuant to which the ABL Lenders will make loans and extend other financial accommodations to the borrowers named therein on the terms provided therein and (ii) Holdings, the Company and certain of its subsidiaries may from time to time enter into ABL Secured Hedge Agreements in each case with the respective ABL Swap Counterparties which are parties thereto and may from time to time enter into Secured Cash Management Agreements (as defined in the ABL Credit Agreement), and, in the case of each of the preceding clauses (i) and (ii), in order to induce such lenders and other parties to become parties thereto and, as applicable, to make such loans and extend such other financial accommodations, the Loan Parties will grant to the ABL Agent security interests in the Common Collateral as security for the payment and performance of the ABL Obligations; and
WHEREAS, (i) Holdings, the Company, certain subsidiaries of the Company, certain financial institutions from time to time parties thereto, as lenders (the “Term Lenders”), the Term Agent and the other parties thereto named therein propose to enter into a Credit Agreement dated as of February 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement”), pursuant to which the Term Lenders will make loans to the Company on the terms provided therein and (ii) Holdings, the Company and certain of its subsidiaries may from time to time enter into

Term Secured Hedge Agreements with the respective Term Swap Counterparties which are parties thereto, and, in the case of each of the preceding clauses (i) and (ii), in order to induce such lenders and other parties or such Term Swap Counterparties, as applicable, to become parties thereto and, as applicable, to make such loans and extend such other financial accommodations, the Loan Parties will grant to the Term Agent security interests in the Common Collateral as security for the payment and performance of the Term Obligations;
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable-consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    UCC Terms. Unless otherwise defined herein, the following terms, together with any uncapitalized terms used therein which are defined in the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), have the respective meaning provided in the New York UCC: “Account,” “Account Debtor,” “Chattel Paper,” “Commodity Account,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Fixtures,” “General Intangible,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Payment Intangible,” “Proceeds,” “Securities Account” and “Supporting Obligation.”
Section 1.02    Additional Definitions. Terms defined in the preamble or recitals above have the respective meanings set forth therein, unless otherwise defined in this Section 1.02. As used in this Agreement, the following additional terms have the following meanings:
“ABL Agent” has the meaning set forth in the preamble to this Agreement, it being understood that in the case of any Replacement ABL Agreement or any Additional ABL Agreement, the ABL Agent shall be the Person identified as such in such Replacement ABL Agreement or Additional ABL Agreement and that the term “ABL Agent” shall include, collectively, each representative of ABL Secured Parties under each ABL Agreement that becomes party hereto on behalf of such ABL Secured Parties pursuant to Article VI.
“ABL Agreement” means the collective reference to (i) the ABL Credit Agreement, (ii) any Additional ABL Agreement and (iii) to the extent so designated by the Company in a written notice to each other party hereto, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors or a DIP Financing) in whole or in part from time to time the indebtedness and other obligations outstanding under the ABL Credit Agreement, any Additional ABL Agreement or any other agreement or instrument referred to in this clause (iii) (a “Replacement ABL Agreement”), so long as such indebtedness or other financial accommodation is in each case permitted under the terms of this Agreement and any ABL Agreement and Term Agreement then in effect and the ABL Agent thereunder is or continues to be bound by or otherwise binds itself and the ABL Secured Parties party thereto in writing to the terms of this Agreement. Any reference to the ABL Agreement hereunder shall include any amendment, restatement, supplement or other modification thereto and be deemed a reference to any

ABL Agreement then existing.
“ABL Claims” means the ABL Priority Claims and the ABL Other Claims.
“ABL Collateral” means all rights, title and interest in any and all Property, whether now owned or hereafter acquired by any Loan Party, in which a Lien is granted or purported to be granted to any ABL Secured Party as security for any ABL Obligation, wherever located.
“ABL Credit Party” means each ABL Lender, each L/C Issuer, the Swing Line Lender, the Administrative Agent and the Collateral Agent (each under and as defined in the ABL Credit Agreement), each co-agent or sub-agent appointed by such Administrative Agent or Collateral Agent from time to time pursuant to the ABL Loan Documents and each Indemnitee under Section 10.04 of the ABL Credit Agreement and their respective successors and assigns, and “ABL Credit Parties” means any two or more of them, collectively.
“ABL Debt” means, at any time of determination, the then outstanding principal balance of loans made, and then existing actual reimbursement and contingent reimbursement obligations in respect of letters of credit issued, in each case, under the ABL Documents (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of any Loan Party thereunder); it being agreed that capitalized interest, Cash Management Obligations and obligations under ABL Secured Hedge Agreements, in each case in favor of any ABL Secured Party, Agent Advances and any use of Post-Petition Cash Collateral constituting ABL Priority Collateral pursuant to one or more Cash Collateral Agreements shall not be included in the calculation of the outstanding ABL Debt.
“ABL Debt Cap” means$375,000,000.
“ABL Documents” means the ABL Agreement, each ABL Security Document, each ABL Guarantee, each other ABL Loan Document, each Secured Cash Management Agreement (as defined in the ABL Credit Agreement, and including any comparable term in any Replacement ABL Agreement to the extent secured under the applicable ABL Security Documents) and each ABL Secured Hedge Agreement, and, following the commencement of any Insolvency Proceeding, shall include all instruments, documents, orders or agreements evidencing or governing any DIP Facility and all Cash Collateral Agreements. Any reference to the ABL Documents hereunder (or any of them) shall include any amendment, restatement, supplement or other modification thereto and all extensions, renewals, increases, refundings, replacements or refinancings thereof.
“ABL Guarantee” means any guarantee by any Loan Party or any other Person of any or all of the ABL Obligations, and shall in any event include such guarantees pursuant to the Collateral Agreement (as defined in the ABL Credit Agreement). Any reference to an ABL Guarantee hereunder shall include any amendment, restatement, supplement or other modification thereto and all extensions, renewals, increases, refundings, replacements or refinancings thereof (subject to the limitations set forth in and to the extent permitted pursuant to Article VI hereof).
“ABL Lien” means any Lien created or purported to be created by the ABL Documents to secure ABL Obligations.

“ABL Loan Document” has the meaning specified for the term “Loan Document” in the ABL Credit Agreement”, and “ABL Loan Documents” means any two or more of them, collectively.
“ABL Obligations” means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to the ABL Documents (including all Agent Advances), (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Documents, (iii) all Hedging Obligations outstanding under any ABL Secured Hedge Agreement, (iv) all Cash Management Obligations outstanding under any Secured Cash Management Agreement (as defined in the ABL Credit Agreement and including any comparable term in any Replacement ABL Agreement to the extent secured under the applicable ABL Security Documents), (v) all fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, (vi) any breakage costs incurred by any ABL Secured Party and payable pursuant to the ABL Documents, (vii) any and all fees, costs and expenses (including attorneys fees) incurred in connection with (x) the enforcement of any ABL Document and (y) any actions taken by the ABL Agent or any other ABL Secured Party in connection with exercising its rights and remedies with respect to any Common Collateral and (viii) all other fees, indebtedness, obligations, liabilities, indemnities and reimbursements of any kind owing by any Loan Party pursuant to the ABL Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, in each case whether or not allowed or allowable in an Insolvency Proceeding, and in any event, shall include all “ABL Finance Obligations” of each Loan Party as defined in the ABL Credit Agreement. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
“ABL Obligations Payment Date” means the first date on which (i) the ABL Obligations (other than those that constitute unasserted contingent indemnification obligations) have been paid in cash in full (or cash collateralized or defeased) in accordance with the terms of the ABL Documents, (ii) the ABL Documents have terminated and all commitments to extend credit under the ABL Documents have been terminated and (iii) there are no outstanding letters of credit, ABL Secured Hedge Agreements, Cash Management Agreements or similar instruments issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Documents).
“ABL Other Claims” means, at any time of determination, (i) ABL Debt in an amount equal to the excess, if any, of all ABL Debt over the ABL Debt Cap at such time and (ii) all interest, premiums and other ABL Obligations owing in respect of the aggregate excess amount described in clause (i) above.
“ABL Priority Claims” means, without duplication, but subject to the second succeeding sentence of this definition, the aggregate of all ABL Obligations and shall include all Cash Collateral usage and/or DIP Facility financing provided by one or more ABL Secured Parties pursuant to any Cash Collateral Agreement or DIP Facility. The term “ABL Priority Claims” shall include all obligations, liabilities and indebtedness of every kind, nature and description owing by any Loan Party to any ABL Secured Party under or pursuant to the ABL Documents, including, principal, interest, charges, fees, premiums, indemnities and expenses with respect thereto, and shall include all Post-Petition Interest accrued or accruing thereon (or that would, absent the commencement of an Insolvency Proceeding, accrue) after the commencement of an Insolvency Proceeding in accordance with and at the rate specified in the relevant ABL Document, whether or not the claim for such interest or expenses is allowed or allowable as a claim in such Insolvency Proceeding. Notwithstanding the foregoing or any other provision of this Agreement, ABL Priority Claims shall not include ABL Other Claims.
“ABL Priority Claims Payment Date” means the first date on which (i) the ABL Priority Claims (other than those that constitute unasserted contingent indemnification obligations) have been paid in cash in full (or cash collateralized or defeased) in accordance with the terms of the ABL Documents and (ii) all commitments to extend credit under the ABL Documents have been terminated or reduced to zero (or the ABL Secured Parties have permanently ceased making loans and issuing letters of credit under the ABL Documents).
“ABL Priority Collateral” means any and all of the following now owned or at any time hereafter acquired by any Loan Party or in which any Loan Party may have now or in the future any right, title or interest and wherever located in which a Lien is granted or purported to be granted to any ABL Secured Party as security of any ABL Obligation:
(i)    all Accounts;
(ii)    all rights to receive payments, indebtedness and other obligations (in each case, whether constituting or evidenced by an Account, Chattel Paper (including Electronic Chattel Paper), Instrument, Document or General Intangible) which arise as a result of the sale or lease of Inventory, Goods or merchandise (in each case, other than Fixtures or Equipment) or provision of services, including the right to payment of any interest or finance charges;
(iii)    all Inventory;
(iv)    all Payment Intangibles (including corporate and other tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment;
(v)    the Primary Payment Account (as defined in the ABL Credit Agreement), all Collection Accounts, Deposit Accounts, disbursement accounts, lock-boxes, Securities Accounts and Commodity Accounts and any cash or other assets, including all cash equivalents, in, or credited to, any such accounts; provided that the foregoing shall not include any identifiable cash proceeds of any Term Priority Collateral or any cash, checks and other property held therein or credited thereto, in either case in respect of Term Priority Collateral;
(vi)    all other cash and cash equivalents (other than identifiable cash Proceeds of Term Priority Collateral), wherever located;
(vii)    all intercompany indebtedness of a Loan Party to another Loan Party evidencing cash advance to enable the obligor thereon to acquire Inventory;
(viii)    to the extent evidencing, governing, securing or otherwise pertaining to the items referred to in clauses (i) through (vii) above, all Instruments, General Intangibles, Chattel Paper, Electronic Chattel Paper, Documents, Letter-of-Credit Rights and Supporting Obligations;
(ix)    all books and records related to the within described ABL Priority Collateral;
(x)    all collateral and other Liens and guarantees given by any other Person to secure or support any of the within described ABL Priority Collateral;
(xi)    all Liens granted or purported to be granted to secure the within described ABL Priority Collateral;
(xii)    any and all proceeds of business interruption insurance; provided that such proceeds shall not constitute ABL Priority Collateral to the extent constituting payment in respect of Term Priority Collateral; and
(xiii)    all products and Proceeds of any and all of the within described ABL Priority Collateral in whatever form received, including proceeds of insurance policies related to Inventory and Accounts of any Loan Party and; provided, however, that Proceeds of ABL Priority Collateral described in clause (viii) above shall not constitute ABL Priority Collateral unless such Proceeds would otherwise constitute ABL Priority Collateral in any of the foregoing clauses (i) through (xii).
“ABL Secured Hedge Agreement” has the meaning specified for “Secured Hedge Agreement” under the ABL Credit Agreement, and shall include any other Hedging Agreement secured under ABL Security Documents in respect of any Replacement ABL Agreement.
“ABL Secured Parties” means all ABL Credit Parties, all ABL Swap Counterparties, all Persons that are designated under the ABL Documents as the “Secured Parties” and any other holders of the ABL Obligations.
“ABL Security Documents” means all documents, instruments and agreements now or hereafter entered into by any Loan Party to grant (or purport to grant) a Lien on any Property, to secure (or given with the intent to secure) any ABL Obligations, and in any event shall include the “Security Documents” as defined in the ABL Credit Agreement, and any other documents that are designated under the ABL Agreement as “Security Documents”, in each case as from time to time amended, restated, supplemented or otherwise modified to the extent permitted hereunder.
“ABL Swap Counterparty” means a Hedge Bank (as defined in the ABL Credit Agreement) which is a party to, and acting in such capacity under, an ABL Secured Hedge Agreement.
“Additional ABL Agreement” means any agreement governing indebtedness or other obligations that is permitted under the terms of each ABL Agreement and Term Agreement then in effect to be secured by Liens on the Common Collateral with the priority granted to ABL Obligations herein, and which becomes subject to this Agreement in accordance with the provisions of Article VI hereof.
“Additional Term Agreement” means any agreement governing indebtedness or other obligations that is permitted under the terms of each ABL Agreement and Term Agreement then in effect to be secured by Liens on the Common Collateral with the priority granted to Term Obligations herein, and which becomes subject to this Agreement in accordance with the provisions of Article VI hereof.
“Agent Advances” mean amounts incurred or advanced by the ABL Secured Parties (or any of them) for any purpose specified or referred to in Section 2.18 of the ABL Credit Agreement or in order to, or to pay or reimburse agents, brokers or others engaged to, (i) protect, preserve or maximize the value of the ABL Priority Collateral (or any portion thereof) and/or to prepare and market the ABL Priority Collateral for sale (including, where applicable, completing or furthering the manufacturing or construction of work in process or raw materials), which may include, without limitation, advances to pay wages and salaries of employees of the borrowers under the ABL Documents for the foregoing purposes or (ii) to provide for the reimbursement or indemnity of the ABL Secured Parties and other indemnified parties under and pursuant to the ABL Documents.
“Bankruptcy Code” the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended from time to time.
“Cash Collateral” means cash or cash equivalents, and any interest or other income earned thereon, that is delivered to cash collateralize any ABL Obligations pursuant to Section 4.05 or any Term Obligations pursuant to Section 4.06.
“Cash Collateral Agreement” means any court order, consent, agreement or other arrangement pursuant to which any of the ABL Secured Parties permits or provides the usage of Post-Petition Cash Collateral that constitutes ABL Priority Collateral.
“Cash Management Obligations” means all obligations and liabilities of a Loan Party under any Cash Management Agreement (as defined in the ABL Credit Agreement).
“Common Collateral” means all Property that is both ABL Collateral and Term Collateral.
“Credit Bid Rights” means:
(i)    in respect of any order relating to a sale of assets constituting ABL Priority Collateral in any Insolvency Proceeding, that (A) such order grants the Term Agent and the Term Secured Parties (individually and in any combination) the right to bid at the sale of such assets and the right to offset its or their claims secured by Term Liens upon such assets against the purchase price of such assets if (x) the bid of the Term Agent or such Term Secured Parties is the highest bid or otherwise determined by a court to be the best offer at a sale and (y) the bid of the Term Agent or such Term Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay in cash all unpaid ABL Obligations (except unasserted contingent obligations) and to satisfy in full in cash all Liens entitled to priority over the ABL Liens that attach to the proceeds of the sale, and such order requires such cash amount to be so applied and is final and non-appealable and (B) such order allows the claims of the Term Agent and the Term Secured Parties in such Insolvency Proceeding to the extent required for the grant of such rights; and
(ii)    in respect of any order relating to a sale of assets constituting Term Priority Collateral in any Insolvency Proceeding, that (A) such order grants the ABL Agent and the ABL Secured Parties (individually and in any combination) the right to bid at the sale of such assets and the right to offset its or their claims secured by ABL Liens upon such assets against the purchase price of such assets if (x) the bid of the ABL Agent or such ABL Secured Parties is the highest bid or otherwise determined by a court to be the best offer at a sale and (y) the bid of the ABL Agent or such ABL Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay in cash all unpaid Term Obligations (except unasserted contingent obligations) and to satisfy in full in cash all Liens entitled to priority over the Term Liens that attach to the proceeds of the sale, and such order requires such amount to be so applied and is final and non-appealable and (B) such order allows the claims of the ABL Agent and the ABL Secured Parties in such Insolvency Proceeding to the extent required for the grant of such rights.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“DIP Facility” means a DIP Financing provided by one or more ABL Secured Parties secured by ABL Priority Collateral.
“DIP Financing” has the meaning specified in Section 5.02.
“Enforcement Action” means (i) the taking of any action to enforce or realize upon any Lien on the Common Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or other applicable law, (ii) the exercise of any right or remedy provided to a secured creditor or otherwise on account of the enforcement of a Lien under the ABL Documents, the Term Documents, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Common Collateral in satisfaction of a Lien, (iii) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on any Common Collateral or the Proceeds of Common Collateral, (iv) the sale, lease, license, or other disposition of all or any portion of the Common Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (v) the exercise of any other enforcement right relating to the Common Collateral (including the exercise of any voting rights relating to any stock or other equity interests and including any right of recoupment or set-off) whether under the ABL Documents, the Term Documents, applicable law, in an Insolvency Proceeding or otherwise, or (vi) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against any Loan Party or any assets of any Loan Party. In no event shall “Enforcement Action” be deemed to include the imposition of a default rate of interest or the exercise of cash dominion by either ABL Agent or Term Agent under the ABL Documents or the Term Documents, as applicable.

“Equipment” means (i) all “equipment” as defined in the New York UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances and tools (in each case, regardless of whether characterized as equipment under the New York UCC) whether or not affixed to real property, (iii) all Fixtures, (iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements or substitutions therefor, wherever located, now or hereafter existing and (v) all options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights and indemnification rights relating to any of the foregoing.
“Exigent Circumstance” means:
(iii)    with respect to an ABL Purchase (as defined in Section 4.05), an event or circumstance that constitutes an “Event of Default” under and as defined in the ABL Agreement or that occurs during such Event of Default that materially and imminently threatens the ability of the ABL Agent to realize upon all or a material part of the ABL Collateral, such as, without limitation, fraudulent removal, concealment or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or failure of any Loan Party or subsidiary after reasonable demand to maintain or reinstate adequate casualty insurance coverage as required by the terms of the ABL Agreement; and
(iv)    with respect to a Term Purchase (as defined in Section 4.06), an event or circumstance that constitutes an “Event of Default” under and as defined in the Term Agreement or that occurs during such Event of Default that materially and imminently threatens the ability of the Term Agent to realize upon all or a material part of the Term Collateral, such as, without limitation, fraudulent removal, concealment or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or failure of any Loan Party or subsidiary after reasonable demand to maintain or reinstate adequate casualty insurance coverage as required by the terms of the Term Agreement.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Hedging Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedging Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Hedging Agreement.
“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or general assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
“Intellectual Property” means all intellectual property of any Loan Party of every kind and nature now owned or hereafter acquired by any Loan Party, including inventions, designs, patents, copyrights, licenses, trademarks, trade secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software and databases and all embodiments or fixations therefor and related documentation, registrations and franchises, and all additions improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, and in any event, shall include, collectively, all “Intellectual Property” as defined in the ABL Documents and the Term Documents.
“Inventory” has the meaning defined in the New York UCC, including all goods intended for sale, lease, display or demonstration, all work in process and all raw materials and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Loan Party’s business (but excluding Equipment).
“Lien” means any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.
“Loan Party” (i) with respect to the ABL Credit Agreement and the Term Credit Agreement, has the meaning set forth in the ABL Credit Agreement and the Term Credit Agreement, respectively, and (ii) with respect to each other agreement comprising the ABL Agreement or the Term Agreement, means Holdings, the Company and each direct or indirect subsidiary of the Company that now or hereafter becomes a party to any ABL Document or Term Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Post-Petition Cash Collateral” has the meaning set forth in Section 5.02.
“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.
“Property” means any interest of any Loan Party in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Recovery” has the meaning set forth in Section 5.05.
“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement”.
“Replacement Term Agreement” has the meaning set forth in the definition of “Term Agreement”.
“Secured Parties” means the ABL Secured Parties and the Term Secured Parties.
“Term Agent” has the meaning set forth in the preamble to this Agreement, it being understood that in the case of any Replacement Term Agreement or any Additional Term Agreement, the Term Agent shall be the Person identified as such in such Replacement Term Agreement or Additional Term Agreement and that the term “Term Agent” shall include, collectively, each representative of Term Secured Parties under each Term Agreement that becomes party hereto on behalf of such Term Secured Parties pursuant to Article VI.
“Term Agreement” means the collective reference to (i) the Term Credit Agreement, (ii) any Additional Term Agreement and (iii) to the extent so designated by the Company in a written notice to each other party hereto, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors or a DIP Financing) in whole or in part the indebtedness and other obligations outstanding under the Term Credit Agreement, any Additional Term Agreement or any other agreement or instrument referred to in this clause (iii) (a “Replacement Term Agreement”), so long as such indebtedness or other financial accommodation is in each case permitted under the terms of this Agreement and any ABL Agreement and Term Agreement then in effect and the Term Agent thereunder is or continues to be bound by or otherwise binds itself and the Term Secured Parties party thereto in writing to the terms of this Agreement. Any reference to the Term Agreement hereunder shall include any amendment, restatement, supplement or other modification thereto and be deemed a reference to any Term Agreement then existing.
“Term Collateral” means all rights, title and interest in any and all Property, whether now owned or hereafter acquired by any Loan Party, in which a Lien is granted or purported to be granted to any Term Secured Party as security for any Term Obligation, wherever located.

“Term Credit Party” means each Term Lender, the Administrative Agent and the Collateral Agent (each under and as defined in the Term Credit Agreement), each co-agent or sub-agent appointed by such Administrative Agent or Collateral Agent from time to time pursuant to the Term Loan Documents and each Indemnitee under Section 10.04 of the Term Credit Agreement and their respective successors and assigns, and “Term Credit Parties” means any two or more of them, collectively.
“Term Documents” means the Term Agreement, each Term Security Document, each Term Guarantee, each other Term Loan Document and each Term Secured Hedge Agreement. Any reference to the Term Documents hereunder (or any of them) shall include any amendment, restatement, supplement or other modification thereto (subject to the limitations set forth in and to the extent permitted pursuant to Article VI hereof) and all extensions, renewals, increases, refundings, replacements or refinancings thereof.
“Term Guarantee” means any guarantee by any Loan Party of any or all of the Term Obligations, and shall in any event include such guarantees pursuant to the Collateral Agreement (as defined in the Term Credit Agreement). Any reference to a Term Guarantee hereunder shall include any amendment, restatement, supplement or other modification thereto and all extensions, renewals, increases, refundings, replacements or refinancings thereof (subject to the limitations set forth in and to the extent permitted pursuant to Article VI hereof).
“Term Lien” means any Lien created or purported to be created by the Term Documents to secure Term Obligations.
“Term Loan Document” has the meaning specified for the term “Loan Document” in the Term Credit Agreement”, and “Term Loan Documents” means any two or more of them, collectively.
“Term Obligations” means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to the Term Documents, (ii) all obligations outstanding under any Term Secured Hedge Agreement, (iii) all Term Guarantees, fees, expenses and other amounts payable from time to time pursuant to the Term Documents, (iv) any breakage costs incurred by any Term Secured Party and payable pursuant to the Term Documents, (v) any and all fees, costs and expenses (including attorneys fees) incurred in connection with (x) the enforcement of any Term Document and (y) any actions taken by the Term Agent or any other Term Secured Party in connection with exercising its rights and remedies with respect to any Common Collateral and (vi) all other fees, indebtedness, obligations, liabilities, indemnities and reimbursements of any kind owing by any Loan Party pursuant to the Term Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, in each case whether or not allowed or allowable in an Insolvency Proceeding, and in any event, shall include all “Finance Obligations” of each Loan Party as defined in the Term Credit Agreement. To the extent any payment with respect to any Term Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Term Secured Parties and the ABL Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Term Obligations Payment Date” means the first date on which (i) the Term Obligations (other than those that constitute unasserted contingent indemnification obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the Term Documents), (ii) the Term Documents have terminated and all commitments to extend credit under the Term Documents have been terminated and (iii) there are no outstanding Term Hedging Agreements or similar instruments issued under the Term Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the Term Documents).
“Term Priority Collateral” means all Common Collateral other than ABL Priority Collateral, wherever located.
“Term Secured Hedge Agreement” has the meaning specified for “Secured Hedge Agreement” under the Term Credit Agreement, and shall include any other Hedging Agreement secured under Term Security Documents in respect of any Replacement Term Agreement.
“Term Secured Parties” means all Term Credit Parties, the Term Swap Counterparties, any Persons that are designated under the Term Documents as the “Secured Parties” and any other holders of the Term Obligations.
“Term Security Documents” means all documents, instruments and agreements now or hereafter entered into by any Loan Party to grant (or purport to grant) a Lien on Property to secure (or given with the intent to secure) any Term Obligations, and in any event shall include the “Security Documents” as defined in the Term Credit Agreement, and any other documents that are designated under the Term Agreement as “Security Documents”, in each case as from time to time amended, restated, supplemented or otherwise modified to the extent permitted hereunder.
“Term Swap Counterparty” means a Hedge Bank (as defined in the Term Credit Agreement) which is a party to, and acting in such capacity under, a Term Secured Hedge Agreement.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of any security interest in Common Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such provisions relating to such perfection, effect or perfection or non-perfection or priority.
Section 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified to the extent permitted hereunder, (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) any reference herein to any Loan Party shall be construed to include such Loan Party as debtor and debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding, (iv) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Sections shall be construed to refer to Exhibits or Sections of this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
LIEN PRIORITIES
Section 2.01    Lien Subordinations. (i) The following, as between the ABL Agent for itself and on behalf of all ABL Secured Parties, on the one hand, and the Term Agent for itself and on behalf of all Term Secured Parties, on the other hand, shall be the relative priority of their Liens in the Common Collateral: (i) until the ABL Priority Claims Payment Date, the ABL Agent shall have a first priority Lien on the ABL Priority Collateral and the Term Agent shall have a second priority Lien on the ABL Priority Collateral and (ii) until the Term Obligations Payment Date, the Term Agent shall have a first priority Lien on the Term Priority Collateral and the ABL Agent shall have a second priority Lien on the Term Priority Collateral. Accordingly:
(i)    Until the ABL Priority Claims Payment Date, any and all Liens on the ABL Priority Collateral to the extent securing ABL Priority Claims now existing or hereafter created or arising in favor of any Term Secured Party, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly subordinate and junior in priority, operation and effect to any and all Liens on such ABL Priority Collateral now existing or hereafter created or arising in favor of the ABL Secured Parties, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Term Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any ABL Document or Term Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any ABL Secured Party are (A) subordinated (to the extent permitted hereunder) to any Lien securing any obligation of any Loan Party other than the Term Obligations or (B) otherwise subordinated, voided, avoided, invalidated or lapsed.
(ii)    Until the Term Obligations Payment Date, any and all Liens on the ABL Priority Collateral to the extent securing ABL Other Claims now existing or hereafter created or arising in favor of any ABL Secured Party, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly subordinate and junior in priority, operation and effect to any and all Liens on such ABL Priority Collateral now existing or hereafter created or arising in favor of the Term Secured Parties securing Term Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any ABL Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any ABL Document or Term Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any Term Secured Party are (A) subordinated (to the extent permitted hereunder) to any Lien securing any obligation of any Loan Party other than the ABL Obligations or (B) otherwise subordinated, voided, avoided, invalidated or lapsed.
(iii)    Any and all Liens on the Term Priority Collateral now existing or hereafter created or arising in favor of any ABL Secured Party, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly subordinate and junior in priority, operation and effect to any and all Liens on the Term Priority Collateral now existing or hereafter created or arising in favor of the Term Secured Parties, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any ABL Secured Party may now or hereafter be a party, and regardless of the time, order or method of attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any Term Document or ABL Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any Term Secured Party are (A) subordinated (to the extent permitted hereunder) to any Lien securing any obligation of any Loan Party other than the ABL Obligations or (B) otherwise subordinated, voided, avoided, invalidated or lapsed.
No ABL Secured Party or Term Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any ABL Secured Party or Term Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the ABL Secured Parties or the Term Secured Parties, the priority and rights as between the ABL Secured Parties and the Term Secured Parties with respect to the Common Collateral shall be as set forth herein.
(b)    The Lien priorities provided in this Section 2.01 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof permitted hereby.
Section 2.02    Nature of ABL Obligations and Term Obligations.
(a)    The Term Agent for itself and on behalf of the other Term Secured Parties acknowledges that (i) a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (ii) the ABL Obligations outstanding at any time or from time to time may be increased by the incurrence of Incremental Revolving Facility Loans following the establishment of Incremental Revolving Facility Commitments (each as defined in the ABL Credit Agreement) and/or by the incurrence of indebtedness under one or more Additional ABL Agreements and Replacement ABL Agreements, (iii) that the terms of the ABL Obligations may be modified, extended or amended from time to time and that, subject to Article VI hereof, the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event without notice to or consent by the Term Secured Parties and without affecting the provisions hereof. It is hereby acknowledged and agreed that notwithstanding the stated priority of the ABL Other Claims under Section 2.01(a)(ii) above, such claims shall continue to be secured by the Common Collateral until the ABL Obligations Payment Date.
(b)    The ABL Agent for itself and on behalf of the other ABL Secured Parties acknowledges that, subject to Article VI hereof, the Term Obligations outstanding at any time or from time to time may be increased by the incurrence of Incremental Term Loans (as defined in the Term Credit Agreement) and/or by the incurrence of indebtedness under one or more Additional Term Agreements and Replacement Term Agreements or reduced, and that the terms of the Term Obligations may be modified, extended or amended from time to time and that the aggregate amount of the Term Obligations may be increased, replaced or refinanced, in each event without notice to or consent by the ABL Secured Parties and without affecting the provisions hereof.
Section 2.03    Agreements Regarding Actions to Perfect Liens. (i) The Term Agent for itself and on behalf of the other Term Secured Parties agrees that, prior to the ABL Obligations Payment Date, UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Term Agent shall be in form reasonably satisfactory to the ABL Agent, it being agreed that any such filings on or prior to a date hereof are reasonably satisfactory to the ABL Agent.
(b)    The ABL Agent for itself and on behalf of the other ABL Secured Parties agrees that, prior to the Term Obligations Payment Date, UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the ABL Agent shall be in form reasonably satisfactory to the Term Agent, it being agreed that any such filings on or prior to a date hereof are reasonably satisfactory to the Term Agent.
(c)    The ABL Agent agrees for itself and on behalf of the other ABL Secured Parties that, prior to the Term Obligations Payment Date, and the Term Agent agrees for itself and on behalf of the other Term Secured Parties that, prior to the ABL Obligations Payment Date, all ABL Security Documents and all Term Security Documents, respectively, shall contain substantially the following notation:
“This Agreement and any lien created herein is subject to the lien priority and other provisions set forth in that certain Intercreditor Agreement dated as of February 29, 2012 among Bank of America, N.A., as ABL Agent for the ABL Secured Parties, and Bank of America, N.A., as Term Agent for the Term Secured Parties, Noranda Aluminum Holding Corporation, Noranda Aluminum Acquisition Corporation and the other subsidiaries of Noranda Aluminum Acquisition Corporation from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.”
(d)    Each of the ABL Agent and the Term Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC) over Common Collateral, such possession or control is also for the benefit of, and the ABL Agent or the Term Agent or such third party, as applicable, holds such possession or control as gratuitous bailee and agent for, the Term Agent and the other Term Secured Parties or the ABL Agent and the other ABL Secured Parties, as applicable, solely to the extent required to perfect their respective security interests in such Common Collateral (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC). It is agreed that the obligations and rights of the ABL Agent, the ABL Secured Parties, the Term Agent and the other Term Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions and priorities set forth in this Agreement. Notwithstanding anything to the contrary herein, no such Person so acting as bailee will be deemed to make representation as to the adequacy of the steps taken by it to perfect the Lien on any such Common Collateral or have any responsibility, duty, obligation or liability to the Term Agent or other Term Secured Party or the ABL Agent or the other ABL Secured Parties, as applicable, for such perfection or failure to perfect. Nothing in the preceding sentence shall be construed to impose any duty on the ABL Agent or the Term Agent (or any third party acting on either such Person’s behalf) with respect to such Common Collateral or provide the Term Agent or any other Term Secured Party or the ABL Agent or any other ABL Secured Party, as applicable, with any rights with respect to such Common Collateral beyond those specified in this Agreement, the ABL Documents and the Term Documents, provided that (i) subsequent to the occurrence of the ABL Priority Claims Payment Date (if the Term Obligations Payment Date has not occurred), the ABL Agent shall (A) deliver to the Term Agent, at the Loan Parties’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and (ii) subsequent to the occurrence of the Term Obligations Payment Date (if the ABL Obligations Payment Date has not occurred), the Term Agent shall (A) deliver to the ABL Agent, at the Loan Parties’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Term Secured Parties and shall not impose on the ABL Secured Parties or the Term Secured Parties any obligations in respect of the disposition of any Common Collateral (or any Proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
(e)    To the extent required pursuant to any ABL Document or Term Document, the Loan Parties shall maintain lockboxes and deposit accounts (the “Collection Accounts”) with certain depositary banks (the “Depositary Banks”) in which collections from certain Common Collateral are deposited. To the extent any Collection Account is under the control (including “control” to perfect its security interest therein under the UCC) of (i) the ABL Agent at any time, the ABL Agent will act as gratuitous bailee for the Term Agent for the purpose of perfecting the Liens of the Term Secured Parties, and (ii) the Term Agent at any time, the Term Agent will act as gratuitous bailee for the ABL Agent for the purpose of perfecting the Liens of the ABL Secured Parties, in all such Collection Accounts and the cash and other assets therein as provided in Section 2.03(d) (but will have no duty, responsibility or obligation to the Term Secured Parties or the ABL Secured Parties, as the case may be, except as set forth below in this Section). Accordingly, unless the Term Liens on such ABL Priority Collateral shall have been or concurrently are released, after the occurrence of the ABL Priority Claims Payment Date, the ABL Agent shall at the request of the Term Agent cooperate with the Loan Parties and the Term Agent (at the expense of the Loan Parties) in permitting control of any Collection Accounts to be transferred to the Term Agent (or for other arrangements with respect to each such Collection Account(s) satisfactory to the Term Agent to be made), to the extent that the Term Documents would entitle the Term Agent, or would require the Loan Parties, to take such actions. Commensurately, unless (x) the ABL Liens on such Term Priority Collateral shall have been or concurrently are released or (y) there are then no outstanding ABL Other Claims, after the occurrence of the Term Obligations Payment Date, the Term Agent shall at the request of the ABL Agent cooperate with the Loan Parties and the ABL Agent (at the expense of the Loan Parties) in permitting control of any Collection Accounts to be transferred to the ABL Agent (or for other arrangements with respect to each such Collection Account(s) satisfactory to the ABL Agent to be made), to the extent that the ABL Documents would entitle the ABL Agent, or would require the Loan Parties, to take such actions.
Section 2.04    New Liens. (i) Until the ABL Obligations Payment Date has occurred the parties hereto agree that if any Term Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Term Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the lien priorities set forth in Section 2.01, then the Term Agent will, without the need for any further consent of any other Term Secured Party and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such Lien for the benefit of the ABL Agent as security for the ABL Obligations (subject to the lien priorities set forth in Section 2.01 and the other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the ABL Secured Parties, the Term Agent and the other Term Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.04 shall be subject to Section 4.01.
(b)    Until the Term Obligations Payment Date has occurred the parties hereto agree that if any ABL Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Agent under the Term Documents, subject to the lien priorities set forth in Section 2.01, then the ABL Agent will, without the need for any other consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien for the benefit of the Term Agent as security for the Term Obligations (subject to the lien priorities set forth in Section 2.01 and the other terms hereof), and shall promptly notify the Term Agent in writing of the existence of such Lien. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Term Secured Parties, the ABL Agent and the other ABL Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.04 shall be subject to Section 4.01.
Section 2.05    Similar Liens and Agreements. The ABL Agent, for itself and on behalf of the other ABL Secured Parties, and the Term Agent, for itself and on behalf of the other Term Secured Parties, each agrees that it is their intention that the specific assets which are included in the Common Collateral shall be identical. In furtherance of the foregoing, the parties hereto agree to cooperate in good faith (and direct their counsel to cooperate in good faith) from time to time in order to determine, upon any reasonable request by the ABL Agent or the Term Agent, as the case may be, the specific assets included in the Common Collateral, the steps taken to perfect the ABL Liens and Term Liens thereon in accordance with this Agreement and the identity of the respective parties obligated under the ABL Documents and the Term Documents in respect of the ABL Obligations and the Term Obligations, respectively.
ARTICLE III
ENFORCEMENT RIGHTS
Section 3.01    Exclusive Enforcement. (i) Until the ABL Priority Claims Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the ABL Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the ABL Priority Collateral, without any consultation with or consent of any Term Secured Party; provided that nothing contained herein shall be construed as preventing the Term Agent or any Term Secured Party from taking any action which is reasonably necessary (i) to perfect the Term Liens upon the ABL Priority Collateral (other than by possession or “control” (within the meaning of the Uniform Commercial Code) except as otherwise provided in Section 2.03(d) or (e)) or (ii) to prove, preserve or protect (but not enforce) the Term Liens upon the ABL Priority Collateral, so long as such action would not, in any case, adversely affect any ABL Lien or any Enforcement Action or be inconsistent with the terms of this Agreement. Upon the occurrence and during the continuance of an event of default under the ABL Documents, the ABL Agent and the other ABL Secured Parties may take and continue any Enforcement Action with respect to the ABL Obligations and the ABL Priority Collateral in such order and manner as they may determine in their sole discretion in accordance with the ABL Documents and applicable law.
(b)    Until the Term Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Term Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the (i)Term Priority Collateral and (ii) after the ABL Priority Claims Payment Date, the ABL Priority Collateral, without any consultation with or consent of any ABL Secured Party; provided that nothing contained herein shall be construed as preventing the ABL Agent or any ABL Secured Party from taking any action which is reasonably necessary (i) to perfect the ABL Liens upon the Term Priority Collateral (other than by possession or “control” (within the meaning of the Uniform Commercial Code) except as otherwise provided in Section 2.03(d) or (e)) or (ii) to prove, preserve or protect (but not enforce) the ABL Liens upon the Term Priority Collateral, so long as such action would not, in any case, adversely affect any Term Lien or any Enforcement Action or be inconsistent with the terms of this Agreement. Upon the occurrence and during the continuance of an event of default under the Term Documents, the Term Agent and the other Term Secured Parties may, subject to Sections 3.04(c) and (d), take and continue any Enforcement Action with respect to the Term Obligations and (i) the Term Priority Collateral and (ii) after the ABL Priority Claims Payment Date, the ABL Priority Collateral, all in such order and manner as they may determine in their sole discretion in accordance with the Term Documents and applicable law.
Section 3.02    Standstill and Waivers. (i) The Term Agent, for itself and on behalf of the other Term Secured Parties, agrees that, until the ABL Priority Claims Payment Date has occurred, subject to the proviso set forth in Section 3.01(a), Section 4.06(b) and Section 5.01(a):
(ii)    they will not take, cause to be taken or support any other Person in taking any action, the purpose or effect of which is, or could be, to make any Lien in respect of any Term Obligation pari passu with or senior to, or to give any Term Secured Party any preference or priority relative to, the ABL Liens on the ABL Priority Collateral;
(iii)    they will not contest, challenge or otherwise oppose or support any other Person in contesting, challenging or otherwise opposing in any proceeding (including any Insolvency Proceeding) the validity, extent, perfection, priority or enforceability of any ABL Obligations or ABL Document, or the validity, attachment, perfection or priority of any ABL Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement;
(iv)    they will not take or cause to be taken or support any other Person in taking any action, the purpose or intent of which is to oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral by any ABL Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the ABL Priority Collateral by or on behalf of any ABL Secured Party;
(v)    they have no right (A) to direct either the ABL Agent or any other ABL Secured Party to exercise any right, remedy or power with respect to the ABL Priority Collateral or pursuant to the ABL Documents in respect of the ABL Priority Collateral or (B) consent or object to the exercise by the ABL Agent or any other, ABL Secured Party of any right, remedy or power with respect to the ABL Priority Collateral or pursuant to the ABL Documents in respect of the ABL Priority Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iv), whether as a junior lien creditor in respect of the ABL Priority Collateral or otherwise, they hereby irrevocably waive such right);
(vi)    they will not institute or support any other Person in instituting any suit or other proceeding or assert or support any other Person in asserting in any suit, Insolvency Proceeding or other proceeding any claim against any ABL Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no ABL Secured Party shall be liable for, any action taken or omitted to be taken by any ABL Secured Party with respect to the ABL Priority Collateral or pursuant to the ABL Documents in respect of the ABL Priority Collateral so long as such ABL Secured Party, in taking or omitting to take such action, has not breached or otherwise violated this Agreement;
(vii)    they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the ABL Priority Collateral;
(viii)    they will not seek, and hereby waive any right, to have the ABL Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of the ABL Priority Collateral; and
(ix)    they will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.
(b)    The ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, until the Term Obligations Payment Date has occurred, subject to the proviso set forth in each of Section 3.01(b), Section 4.05(a) and Section 5.01(b) and without limiting its and the ABL Secured Parties’ rights pursuant to Section 3.04(c) and Section 3.04(e):
(i)    they will not take, cause to be taken or support any other Person in taking any action, the purpose or effect of which is, or could be, to make any Lien in respect of any ABL Obligation pari passu with or senior to, or to give any ABL Secured Party any preference or priority relative to, the Term Liens on the Term Priority Collateral;
(ii)    they will not contest, challenge or otherwise oppose or support any other Person in contesting, challenging or otherwise opposing in any proceeding (including any Insolvency Proceeding) the validity, extent, perfection, priority or enforceability of any Term Obligations or Term Document, or the validity, attachment, perfection or priority of any Term Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement;
(iii)    they will not take or cause to be taken or support any other Person in taking any action, the purpose or intent of which is to oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Term Priority Collateral by any Term Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Term Priority Collateral by or on behalf of any Term Secured Party;
(iv)    they have no right (A) to direct either the Term Agent or any other Term Secured Party to exercise any right, remedy or power with respect to the Term Priority Collateral or pursuant to the Term Documents in respect of the Term Priority Collateral or (B) to consent or object to the exercise by the Term Agent or any other Term Secured Party of any right, remedy or power with respect to the Term Priority Collateral or pursuant to the Term Documents in respect of the Term Priority Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iv), whether as a junior lien creditor in respect of the Term Priority Collateral or otherwise, they hereby irrevocably waive such right);
(v)    they will not institute or support any other Person in instituting any suit or other proceeding or assert or support any other Person in asserting in any suit, Insolvency Proceeding or other proceeding any claim against any Term Secured Party seeking damages from or other relief by way of specific performance; instructions or otherwise, with respect to, and no Term Secured Party shall be liable for, any action taken or omitted to be taken by any Term Secured Party with respect to the Term Priority Collateral or pursuant to the Term Documents in respect of the Term Priority Collateral so long as such Term Secured Party, in taking or omitting to take such action, has not breached or otherwise violated this Agreement;
(vi)    they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of exercise any right, remedy or power with respect to or otherwise take any action to enforce their interest in or realize upon, the Term Priority Collateral;
(vii)    they will not seek, and hereby waive any right, to have the Term Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Term Priority Collateral; and
(viii)    they will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement
(c)    Notwithstanding the foregoing Section 3.02(b), any ABL Secured Party may exercise its rights and remedies in respect of the Term Priority Collateral under the ABL Security Documents or applicable law after the passage of a period of 180 days (the “ABL Standstill Period”) from the date of delivery of a notice in writing to the Term Agent of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the ABL Agreement (and any recovery shall be subject to the other provisions of this Agreement); provided, however, that, notwithstanding the foregoing, in no event shall any ABL Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the ABL Standstill Period, (A) any Term Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to a material portion of the Term Priority Collateral (prompt notice of such exercise to be given to the ABL Agent) or (B) an Insolvency Proceeding in respect of any Loan Party shall have been commenced. If any stay or other order prohibiting the exercise of remedies with respect to the Common Collateral has been entered in connection with an Insolvency Proceeding or by a court of competent jurisdiction, the ABL Standstill Period shall be tolled during the pendency of any such stay or other order.
(d)    Notwithstanding the foregoing Section 3.02(a), any Term Secured Party may exercise its rights and remedies in respect of the ABL Priority Collateral under the Term Security Documents or applicable law after the passage of a period of 180 days (the “Term Standstill Period”) from the date of delivery of a notice in writing to the ABL Agent of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the Term Agreement (and any recovery shall be subject to the other provisions of this Agreement); provided, however, that, notwithstanding the foregoing, in no event shall any Term Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Term Standstill Period, (A) any ABL Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to a material portion of the ABL Priority Collateral (prompt notice of such exercise to be given to the Term Agent) or (B) an Insolvency Proceeding in respect of any Loan Party shall have been commenced. If any stay or other order prohibiting the exercise of remedies with respect to the Common Collateral has been entered in connection with an Insolvency Proceeding or by a court of competent jurisdiction, the Term Standstill Period shall be tolled during the pendency of any such stay or other order.
Section 3.03    Judgment Creditors. If any Term Secured Party becomes a judgment Lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Obligations) to the same extent as all other Term Liens are subject to the terms of this Agreement. Commensurately, if any ABL Secured Party becomes a judgment Lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Liens and the Term Obligations) to the same extent as all other ABL Liens are subject to the terms of this Agreement.
Section 3.04    Cooperation; Sharing of Information and Access; License. (i) The Term Agent, for itself and on behalf of the other Term Secured Parties, agrees that each of them shall take such actions as the ABL Agent shall reasonably request in connection with the exercise by the ABL

Secured Parties of their rights set forth herein in respect of the ABL Priority Collateral. Commensurately, the ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that each of them shall take such actions as the Term Agent shall reasonably request in connection with the exercise by the Term Secured Parties of their rights set forth herein in respect of the Term Priority Collateral.
(b)    If the ABL Agent shall, in the exercise of its rights under the ABL Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall promptly notify the Term Agent of such fact and, upon request from the Term Agent and as promptly as practicable thereafter, shall (subject to any legally binding duty of confidentiality in favor of the Loan Parties) either make available to the Term Agent such books and records for inspection and duplication or provide to the Term Agent copies thereof. Commensurately, if the Term Agent shall, in the exercise of its rights under the Term Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the ABL Priority Collateral, the Term Agent shall promptly notify the ABL Agent of such fact and, upon request from the ABL Agent and as promptly as practicable thereafter, shall (subject to any legally binding duty of confidentiality in favor of the Loan Parties) either make available to the ABL Agent such books and records for inspection and duplication or provide to the ABL Agent copies thereof.
(c)    If (i) the Term Agent acquires an ownership or possessory interest in any premises comprising or containing Common Collateral (“Premises”) pursuant to the exercise of its rights under the Term Documents or under applicable law or (ii) the Term Agent shall, through the exercise of remedies under the Term Documents or otherwise, sell any Premises to any third party (a “Third Party Purchaser” and the earliest date on which any of the foregoing events occurs the “Entry Date”), then, subject to the rights of any landlords under real estate leases and to the limitations and restrictions with respect to use of and entry upon the premises as set forth in any applicable Term Documents, the Term Agent shall (or, in the case of clause (ii) above, shall require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser shall) (w) use commercially reasonable efforts to notify the ABL Agent of the Entry Date, (x) use commercially reasonable efforts to cooperate with the ABL Agent, its employees, agents, advisers and representatives (at the sole cost and expense of the Loan Parties, or, failing payment thereof by the Loan Parties, the ABL Agent, and subject to the condition that the Term Secured Parties or Third Party Purchaser, as applicable, shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to, or the concession of material rights by, the Term Secured Parties or Third Party Purchaser, as applicable, unless adequately indemnified) in its efforts to enforce its security interest in that portion of any ABL Priority Collateral located in the Premises and to finish any work-in-process and assemble such ABL Priority Collateral without interference by the Term Secured Parties or Third Party Purchaser, (y) not take any action designed or intended to hinder or restrict in any respect the ABL Agent from enforcing its security interest in that portion of any ABL Priority Collateral located in the Premises or from finishing any work-in-process or assembling such ABL Priority Collateral and (z) permit the ABL Agent, its employees, agents, advisors and representatives, without process of law and without obligation other than as set forth in paragraph (d) below to pay rent or compensation to any Loan Party or Term Secured Party, to enter upon the Premises and to use the Term Priority Collateral located therein (including (A) machinery and equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (B) without limiting the rights set forth in Section 3.04(e), Intellectual Property) for a period not to exceed 150 days after the earlier occur of (i) the date the ABL Agent receives written notice from the Term Agent that the Entry Date has occurred and (ii) the date upon which, following the occurrence and during the continuation of an “Event of Default” under the ABL Documents, the ABL Agent first enforces its security interests in the ABL Priority Collateral located on such Premises (such period, the “Disposition Period”), all for the purposes, to the extent permitted hereby, of:
(i)    inspecting, removing or enforcing the ABL Agent’s rights as a secured creditor in such ABL Priority Collateral, including the examination and removal of ABL Priority Collateral and the examination and duplication of any Common Collateral (to the extent not ABL Priority Collateral) consisting of books and records of any Loan Party (or such Person’s subsidiaries) related to the ABL Priority Collateral;
(ii)    assembling and storing the ABL Priority Collateral and completing the processing of and manufacturing or processing raw materials or work-in-process into finished inventory for the purpose of selling any or all of the ABL Priority Collateral located in such Premises, whether in bulk, in lots or to customers in the ordinary course of business or otherwise;
(iii)    using any of the Common Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the ABL Priority Collateral and use any Common Collateral located in such Premises under such control or possession (or sold to a Third Party Purchaser) consisting of other equipment to handle or dispose of any ABL Priority Collateral pursuant to the ABL Agent’s rights as a secured creditor in the ABL Priority Collateral; or
(iv)    taking reasonable actions to protect, secure and otherwise enforce the rights of the ABL Secured Parties in and to such ABL Priority Collateral, including conducting any public or private sale of such ABL Collateral therefrom.
If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered in connection with an Insolvency Proceeding or by a court of competent jurisdiction, such Disposition Period shall be tolled during the pendency of any such stay or other order. In no event shall ABL Agent or any other ABL Secured Party be liable for rent charges with respect to any Premises during any Disposition Period other than as set forth in any applicable lien waiver among the owner of such Premises and the Term Agent. If the ABL Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Term Priority Collateral, the ABL Agent shall provide the Term Agent with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the Term Agent’s use of such real property. Nothing contained in this Agreement shall restrict the rights of the Term Agent from selling, assigning or otherwise transferring any Term Priority Collateral prior to the expiration of the Disposition Period so long as the purchaser, assignee or transferee thereof agrees to be bound by the pertinent provisions of this Section 3.04(c). In no event shall any ABL Secured Party have any liability to any Term Secured Party pursuant to this Section 3.04(c) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise to the ABL Secured Parties of their rights under this Section 3.04(c) and no ABL Secured Party shall have any duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Priority Collateral that results solely from the removal of any of the ABL Priority Collateral from any Premises or from the ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Secured Parties, in each case, in the manner and for the time periods set forth under this Section 3.04(c).
(d)    During the period of actual occupation, use or control by the ABL Secured Parties or their agents or representatives of any Term Priority Collateral, the ABL Secured Parties shall (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, and (ii) be obligated to repair at their expense any physical damage to such Term Priority Collateral or other assets or property resulting from such occupancy, use or control or from the removal of any ABL Priority Collateral, and to leave such Term Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The ABL Secured Parties jointly and severally agree to pay, indemnify and hold the Term Secured Parties and their respective officers, directors, employees and agents harmless from and against any actual out-of-pocket liability, cost, expense, loss or damages, including legal fees and expenses, suffered or incurred by any Term Secured Party, resulting from the gross negligence or willful misconduct of the ABL Agent, any other ABL Secured Party or any of its agents, representatives or invitees in its or their operation of such facilities. Notwithstanding the foregoing, in no event shall the ABL Secured Parties have any liability to the Term Secured Parties pursuant to this Section as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties of their rights under this Section and the ABL Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Priority Collateral that results solely from ordinary wear and tear resulting from the use of the ABL Collateral by the ABL Secured Parties, in the manner and for the time periods specified under this and the preceding paragraphs or from the removal of ABL Priority Collateral.
(e)    The Term Agent, on behalf of the Term Secured Parties, hereby irrevocably grants the ABL Agent a non-exclusive worldwide license to or right to use, to the extent permitted by law and any applicable contractual obligations binding on the Term Priority Collateral, exercisable without payment of royalty or other compensation, and solely to the extent the Term Agent has an ownership interest therein or other assignable right of use thereto, any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for the ABL Agent and the ABL Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any Inventory included in the ABL Priority Collateral in connection with the liquidation, disposition, foreclosure or realization upon the inventory included in the ABL Priority Collateral in accordance with the terms of the ABL Documents or applicable law; provided that such license shall expire (as to any particular ABL Priority Collateral) on the earlier of (i) 18 months (such period to be calculated by excluding any day on which Enforcement Actions are stayed as a result of an Insolvency Proceeding with respect to the Loan Party owning the applicable Common Collateral against which such Enforcement Action is directed) following the acceleration of the first of the ABL Obligation or the Term Obligations, as the case may be, and (ii) the date that the ABL Secured Parties have completed any and all (or the ABL Agent has advised the Term Agent that no such Enforcement Action is to be taken) Enforcement Action with respect to the ABL Priority Collateral in connection with which such license is required (the “License Expiration Date”). The Term Agent acknowledges and consents to the grant by the Loan Parties of the irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all

Intellectual Property and certain related assets of the Loan Parties as set forth in Section 7.5(c) of the Pledge and Security Agreement dated as of the date hereof among the Loan Parties and the ABL Agent (as such agreement may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof) (the “Closing Date License”) and agrees that the Term Lien shall be subject to such Closing Date License. Furthermore, the Term Agent agrees that any of the Term Priority Collateral described in the Closing Date License and in this Section 3.04(e) is sold, transferred or otherwise disposed of (whether pursuant to an Enforcement Action or otherwise) prior to the License Expiration Date, (x) any notice required to be given by the Term Agent in connection therewith shall contain an acknowledgement that the Term Lien thereon is subject to the Closing Date License and the license granted by Term Agent pursuant to this Section 3.04(e) and (y) the Term Agent shall provide written notice to any third party purchaser thereof that the Term Lien and such purchasers’ rights in such sold, transferred or otherwise disposed of assets will be subject to the Closing Date License and the license granted by Term Agent pursuant to this Section 3.04(e).
Section 3.05    No Additional Rights for the Loan Parties Hereunder. If any ABL Secured Party or Term Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Secured Party (unless and to the extent such violation also violates the ABL Documents or Term Documents, as the case may be).
Section 3.06    Actions Upon Breach. (i) Should any Term Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral, or fail to take any action required by this Agreement, any ABL Secured Party (in its own name or in the name of the relevant ABL Secured Party) may seek to obtain relief against such Term Secured Party, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Term Agent on behalf of each Term Secured Party that the ABL Secured Parties’ damages from the Term Secured Parties’ actions or inactions may at that time be difficult to ascertain, may be irreparable and may not be adequately compensated by the awarding of monetary damages.
(b)    Should any ABL Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral, or fail to take any action required by this Agreement, any Term Secured Party (in its own name or in the name of the relevant Term Secured Party) may seek to obtain relief against such ABL Secured Party, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the ABL Agent on behalf of each ABL Secured Party that the Term Secured Parties’ damages from the ABL Secured Parties’ actions or inactions may at that time be difficult to ascertain, may be irreparable and may not be adequately compensated by the awarding of monetary damages.
Section 3.07    Intercompany Indebtedness. The parties hereto hereby acknowledge and agree that the ABL Claims are the joint and several obligations of the Loan Parties, and the Term Lenders and the Term Agent hereby agree that notwithstanding the priority of the parties with respect to any intercompany indebtedness of the Loan Parties (and regardless of whether an Insolvency Proceeding has commenced and is continuing), the ABL Lenders and the ABL Agent shall be entitled to fully enforce as against each and every Loan Party the full amount of the ABL Claims and be entitled to pursue and enforce their rights as to all ABL Collateral without interference from the Term Lenders, the Term Agent or any other holder of the Term Priority Collateral, subject only the limitations herein on the ABL Priority

Claims, and in no event shall the joint and several liability by any Loan Party for the ABL Claims be deemed to be “intercompany indebtedness” consisting of Term Priority Collateral to which the ABL Agent and the ABL Lenders’ rights hereunder are subordinated.
(a)    The parties hereto hereby acknowledge and agree that the Term Obligations are the joint and several obligations of the Loan Parties, and the ABL Lenders and the ABL Agent hereby agree that notwithstanding the priority of the parties with respect to any intercompany indebtedness of the Loan Parties (and regardless of whether an Insolvency Proceeding has commenced and is continuing), the Term Lenders and the Term Agent shall be entitled to fully enforce as against each and every Loan Party the full amount of the Term Obligations and be entitled to pursue and enforce their rights as to all Term Collateral without interference from the ABL Lenders, the ABL Agent or any other holder of the ABL Priority Collateral.
ARTICLE IV
APPLICATION OF PROCEEDS; DISPOSITIONS AND RELEASES; INSPECTION AND INSURANCE; PURCHASE OPTIONS
Section 4.01    Application of Proceeds; Turnover Provisions. (i) All proceeds of ABL Priority Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of ABL Priority Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the ABL Agent for application to the ABL Priority Claims in accordance with the terms of the ABL Documents until the ABL Priority Claims Payment Date has occurred, second, to the Term Agent for application to the Term Obligations in accordance with the Term Documents until the Term Obligations Payment Date has occurred, third, to the ABL Agent for application to the ABL Other Claims in accordance with the terms of the ABL Documents until the ABL Obligations Payment Date has occurred, and thereafter, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct. Until the occurrence of the ABL Priority Claims Payment Date, any ABL Priority Collateral, including without limitation any such ABL Priority Collateral constituting Proceeds of ABL Priority Collateral as contemplated by clause (xii) of the definition thereof, that may be received by any Term Secured Party in violation of this Agreement shall be segregated and held in trust and promptly (and in any event no later than the next business day) paid over to the ABL Agent, for the benefit of the ABL Secured Parties, in the same form as received, with any necessary endorsements, and each Term Secured Party hereby authorizes the ABL Agent to make any such endorsements as agent for the Term Agent (which authorization, being coupled with an interest, is irrevocable).
(b)    All proceeds of Term Priority Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Term Priority Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the Term Agent for application to the Term Obligations in accordance with the terms of the Term Documents, until the Term Obligations Payment Date has occurred, second, to the ABL Agent for application to the ABL Obligations in accordance with the ABL Documents and thereafter, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct. Until the occurrence of the Term Obligations Payment Date, any Term Priority Collateral, including without limitation any such Term Priority Collateral constituting Proceeds, that may be received by any ABL Secured Party in violation of this Agreement shall be segregated and held in trust and promptly (and in any event no later than the next business day) paid over to the Term Agent, for the benefit of the Term Secured Parties, in the same form as received, with any necessary endorsements, and each ABL Secured Party hereby authorizes the Tem Agent to make any such endorsements as agent for the ABL Agent (which authorization, being coupled with an interest, is irrevocable).
(c)    In the event that the ABL Priority Collateral and Term Priority Collateral are sold or otherwise disposed of in a single transaction or a series of related transactions in which the aggregate sales price is not allocated between the ABL Priority Collateral, on the one hand, and the Term Priority Collateral, on the other hand, being sold, then, solely for the purposes of this Agreement, the portion of the aggregate sales price deemed to be the proceeds of the ABL Priority Collateral, on the one hand, and the Term Priority Collateral, on the other hand, shall be mutually determined by the ABL Agent and the Term Agent.
Section 4.02    Releases of Liens.
(a)    By the Term Agent.
(i)    Upon any release, sale, transfer or other disposition of ABL Priority Collateral permitted pursuant to the terms of the ABL Documents that results in the release of the ABL Lien on any ABL Priority Collateral (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date that is not in connection with a sale, transfer or other disposition of any ABL Priority Collateral), the Term Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale, transfer or other disposition of ABL Priority Collateral is permitted pursuant to the terms of the Term Documents.
(ii)    Upon any release, sale, transfer or other disposition of ABL Priority Collateral that results in the release of the ABL Lien on any ABL Priority Collateral pursuant to any Enforcement Action, the Term Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Priority Claims Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as either (x) the Proceeds of such ABL Priority Collateral are applied in accordance with Section 4.01(a) (with, in the case of ABL Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto) or (y) the Term Lien attaches to the Proceeds of such ABL Priority Collateral.
(iii)    The Term Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the ABL Agent shall request to evidence any release of the Term Lien described herein. The Term Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Agent and in the name of the Term Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this Section 4.02(a), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.02(a), including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment being coupled with an interest, is irrevocable).
(b)    By the ABL Agent.
(i)    Subject to the last sentence of clause (iii) below, upon any release, sale, transfer or other disposition of Term Priority Collateral permitted pursuant to the terms of the Term Documents that results in the release of the Term Lien on any Term Priority Collateral (other than a release of the Term Lien due to the occurrence of the Term Obligations Payment Date that is not in connection with a sale, transfer or other disposition of Term Priority Collateral), the ABL Lien on such Term Priority Collateral (excluding any portion of the proceeds of such Term Priority Collateral remaining after the Term Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale, transfer or other disposition of Term Priority Collateral is permitted pursuant to the terms of the ABL Documents.
(ii)    Subject to the last sentence of clause (iii) below, upon any release, sale or disposition of Term Priority Collateral that results in the release of the Term Lien on any Term Priority Collateral pursuant to any Enforcement Action, the ABL Lien on such Term Priority Collateral (excluding any portion of the proceeds of such Term Priority Collateral remaining after the Term Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as (x) the Proceeds of such Term Priority Collateral are applied in accordance with Section 4.01(b) or (y) the ABL Lien attaches to the Proceeds of such Term Priority Collateral.
(iii)    The ABL Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Term Agent shall request to evidence any release of the ABL Lien described herein. The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this Section 4.02(b), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.02(b), including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). In the event of any such sale, transfer or other disposition of any Term Priority Collateral consisting of any Equity Interest (as defined in the ABL Agreement) of any Loan Party, nothing herein shall be deemed to require the release by the ABL Secured Parties of their Liens on the ABL Priority Collateral of such Loan Party.
Section 4.03    Inspection Rights and Insurance. (i) To the extent permitted by the ABL Documents, any ABL Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the ABL Priority Collateral, and the ABL Agent may advertise and conduct public auctions or private sales of the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Term Secured Party or liability to any Term Secured Party except as otherwise provided in Section 3.04(c) or (d) with respect to a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Term Priority Collateral.
(b)    To the extent permitted by the Term Documents, any Term Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Term Priority Collateral, and the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral, in each case without notice to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party, subject to the ABL Agent’s rights pursuant to Sections 3.04(c) and (e).
(c)    Proceeds of Common Collateral include insurance proceeds, and therefore the lien priorities set forth in Section 2.01 shall govern the ultimate disposition of casualty insurance proceeds and condemnation awards. Until the ABL Priority Claims Payment Date has occurred, the ABL Agent will have, as among the Secured Parties, the sole and exclusive right (i) to adjust or settle any insurance policy or claim covering the ABL Priority Collateral in the event of any loss thereunder and (ii) to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral, in each case to the extent such right is provided pursuant to the ABL Documents. Each of the ABL Agent and the Term Agent shall be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party with respect to the ABL Priority Collateral (provided that such policy shall provide that the ABL Agent and the Term Agent shall be so named as their interests may appear). Until the Term Obligations Payment Date has occurred, the Term Agent will have, as among the Secured Parties, the sole and exclusive right (i) to adjust or settle any insurance policy or claim covering the Term Priority Collateral in the event of any loss hereunder and (ii) to approve any award granted in any condemnation or similar proceeding affecting the Term Priority Collateral, in each case to the extent such right is provided pursuant to the Term Documents. Each of the Term Agent and the ABL Agent shall be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party with respect to the Term Priority Collateral (provided that such policy shall provide that the Term Agent and the ABL Agent shall be so named as their interests may appear).
Section 4.04    Reserved.
Section 4.05    Option to Purchase ABL Obligations.
(a)    The ABL Agent agrees that it will give the Term Agent written notice (the “ABL Enforcement Notice”) not less than five Business Days prior to commencing any Enforcement Action with respect to Common Collateral or any acceleration of the ABL Obligations (other than the automatic acceleration of the ABL Obligations as a result of the commencement of an Insolvency Proceeding by or against any Loan Party) (which notice shall be effective for all Enforcement Actions taken after the date of such notice so long as the ABL Agent is diligently pursuing in good faith such Enforcement Actions, or diligently attempting in good faith to vacate any stay of enforcement rights of the ABL Liens on all or a material portion of the Common Collateral); provided, however, in the event of any Exigent Circumstance that results in any such acceleration or enforcement, the ABL Agent shall not be required to give such five Business Days’ notice and shall instead give such notice as soon as practicable. Any Term Secured Party shall have the option, by irrevocable written notice (the “ABL Purchase Notice”) delivered by the Term Agent to the ABL Agent no later than five Business Days after (i) the commencement of an Insolvency Proceeding by or against any Loan Party or (ii) receipt by the Term Agent of the ABL Enforcement Notice, to purchase all of the ABL Obligations from the ABL Secured Parties. If the Term

Agent so delivers the ABL Purchase Notice within five Business Days after the commencement of an Insolvency Proceeding by or against any Loan Party or receipt of the ABL Enforcement Notice, the ABL Agent shall not commence, or, if previously commenced, shall not continue, any Enforcement Actions, accelerate the ABL Obligations or exercise any other remedies under Article III of this Agreement, provided, that the ABL Purchase (as defined below) shall have been consummated on or before the date specified in the ABL Purchase Notice in accordance with this Section 4.05.
(b)    On or before the date specified by the Term Agent in the ABL Purchase Notice (which shall be a Business Day not less than five Business Days, nor more than ten Business Days, after receipt by the ABL Agent of the ABL Purchase Notice), the ABL Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Term Secured Parties electing to purchase pursuant to this Section 4.05 (the “ABL Purchasing Parties”), and the ABL Purchasing Parties shall purchase (the “ABL Purchase”) from the ABL Secured Parties all (and not less than all) of the ABL Obligations; provided, that the ABL Purchase shall not in any way affect any rights of the ABL Secured Parties with respect to indemnification and other obligations of the Loan Parties under the ABL Documents that are expressly stated to survive the termination of the ABL Documents (the “Surviving ABL Obligations”).
(c)    Without limiting the obligations of the Loan Parties under the ABL Documents to the ABL Secured Parties with respect to the Surviving ABL Obligations, on the date of the ABL Purchase, the ABL Purchasing Parties shall (i) pay to the ABL Secured Parties as the purchase price (the “ABL Purchase Price”) the full amount of all ABL Obligations (other than unasserted contingent indemnity obligations) then outstanding and unpaid (including principal, interest, fees, Cash Management Obligations, Hedging Obligations, L/C Obligations (as defined in the ABL Agreement), breakage costs, attorneys’ and advisors’ fees and expenses (in each case, whether or not invoiced or final)), payable in cash, (ii) furnish Cash Collateral to the ABL Secured Parties in such amounts as the relevant ABL Secured Parties determine is reasonably necessary to secure such ABL Secured Parties in connection with any ABL Obligations that are Cash Management Obligations (not to exceed 105% of such amounts), without prejudice to the right of such ABL Secured Parties to terminate any such Cash Management Obligations at any time, (iii) furnish Cash Collateral to the ABL Secured Parties in such amounts as the relevant ABL Secured Parties determine is reasonably necessary to secure such ABL Secured Parties in connection with any ABL Obligations that are Hedging Obligations (not to exceed 105% of such amounts), without prejudice to the right of such ABL Secured Parties to terminate any such Hedging Obligations at any time, (iv) furnish Cash Collateral to the ABL Secured Parties in such amounts as the relevant ABL Secured Parties determine is reasonably necessary to secure such ABL Secured Parties in connection with any outstanding Letters of Credit (as defined in the ABL Agreement) (not to exceed 105% of the aggregate undrawn face amount of such letters of credit) and (v) agree to reimburse the ABL Secured Parties for returned payment items relating to any checks or other payments provisionally credited to the ABL Obligations and/or as to which the ABL Secured Parties have not yet received final payment and, in each case, are reflected in the ABL Purchase Price; provided that the obligations under this clause (iv) shall terminate on the sixtieth day following the closing of the ABL Purchase pursuant to this Section 4.05.
(d)    The ABL Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the ABL Agent as it shall designate to the ABL Purchasing Parties. The ABL Agent shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the ABL Purchase Price to the ABL Secured Parties in accordance with the ABL Agreement. Interest shall be calculated to but excluding the day on which the ABL Purchase occurs if the amounts so paid by the ABL Purchasing Parties to the account designated by the ABL Agent are received in such account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such day if the amounts so paid by the ABL Purchasing Parties to the account designated by the ABL Agent are received in such account later than 2:00 p.m., New York City time.
(e)    After the date of such ABL Purchase (i) the ABL Agent will promptly provide the Term Agent with written notification of the termination of any Hedging Agreements and the cancellation or termination of any Letters of Credit (as defined in the ABL Agreement), in each case, for which the ABL Purchasing Parties have provided Cash Collateral, and (ii) to the extent any Hedging Obligations are terminated or any Letters of Credit are cancelled or terminated without being drawn, the ABL Agent shall return to the ABL Purchasing Parties such portion of the Cash Collateral furnished to the ABL Agent as collateral therefor and not applied to the satisfaction of the ABL Obligations to which such Cash Collateral relates.
(f)    The ABL Purchase shall be made without representation or warranty of any kind by the ABL Secured Parties as to the ABL Obligations, the ABL Collateral or otherwise and without recourse to the ABL Secured Parties, except that the ABL Secured Parties shall represent and warrant: (i) the amount of the ABL Obligations being purchased, (ii) that the ABL Secured Parties own the ABL Obligations free and clear of any Liens and (iii) that the ABL Secured Parties have the right to assign the ABL Obligations and the assignment is duly authorized.
Section 4.06    Option to Purchase Term Obligations.
(a)    The Term Agent agrees that it will give the ABL Agent written notice (the “Term Enforcement Notice”) not less than five Business Days prior to commencing any Enforcement Action with respect to Common Collateral or any acceleration of the Term Obligations (other than the automatic acceleration of the Term Obligations as a result of the commencement of an Insolvency Proceeding by or against any Loan Party) (which notice shall be effective for all Enforcement Actions taken after the date of such notice so long as the Term Agent is diligently pursuing in good faith such Enforcement Actions, or diligently attempting in good faith to vacate any stay of enforcement rights of the Term Liens on all or a material portion of the Common Collateral); provided, however, in the event of any Exigent Circumstance that results in any such acceleration or enforcement, the Term Agent shall not be required to give such five Business Days’ notice and shall instead give such notice as soon as practicable. Any ABL Secured Party shall have the option, by irrevocable written notice (the “Term Purchase Notice”) delivered by the ABL Agent to the Term Agent no later than five Business Days after (i) the commencement of an Insolvency Proceeding by or against any Loan Party or (ii) receipt by the ABL Agent of the Term Enforcement Notice, to purchase all of the Term Obligations from the Term Secured Parties. If the ABL Agent so delivers the Term Purchase Notice within five Business Days after the commencement of an Insolvency Proceeding by or against any Loan Party or receipt of the Term Enforcement Notice, the Term Agent shall not commence, or, if previously commenced, shall not continue, any Enforcement Actions, accelerate the Term Obligations or exercise any other remedies under Article III of this Agreement, provided, that the Term Purchase (as defined below) shall have been consummated on or before the date specified in the Purchase Notice in accordance with this Section 4.06.
(b)    On or before the date specified by the ABL Agent in the Term Purchase Notice (which shall be a Business Day not less than five Business Days, nor more than ten Business Days, after receipt by the Term Agent of the Term Purchase Notice), the Term Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the ABL Secured Parties electing to purchase pursuant to this Section 4.06 (the “Term Purchasing Parties”), and the Term Purchasing Parties shall purchase (the “Term Purchase”) from the Term Secured Parties all (and not less than all) of the Term Obligations; provided, that the Term Purchase shall not in any way affect any rights of the Term Secured Parties with respect to indemnification and other obligations of the Loan Parties under the Term Documents that are expressly stated to survive the termination of the Term Documents (the “Surviving Term Obligations”).
(c)    Without limiting the obligations of the Loan Parties under the Term Documents to the Term Secured Parties with respect to the Surviving Term Obligations, on the date of the Term Purchase, the Term Purchasing Parties shall (i) pay to the Term Secured Parties as the purchase price (the “Term Purchase Price”) the full amount of all Term Obligations (other than unasserted contingent indemnity obligations) then outstanding and unpaid (including principal, interest, fees, Hedging Obligations, breakage costs, attorneys’ and advisors’ fees and expenses (in each case, whether or not invoiced or final)), payable in cash, (ii) furnish Cash Collateral to the Term Secured Parties in such amounts as the relevant Term Secured Parties determine is reasonably necessary to secure such Term Secured Parties in connection with any Term Obligations that are Hedging Obligations (not to exceed 105% of such amounts), without prejudice to the right of such Term Secured Parties to terminate any such Hedging Obligations at any time and (iii) agree to reimburse the Term Secured Parties for returned payment items relating to any checks or other payments provisionally credited to the Term Obligations and/or as to which the Term Secured Parties have not yet received final payment and, in each case, are reflected in the Term Purchase Price; provided that the obligations under this clause (iii) shall terminate on the sixtieth day following the closing of the Term Purchase pursuant to this Section 4.06.
(d)    The Term Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the Term Agent as it shall designate to the Term Purchasing Parties. The Term Agent shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Term Purchase Price to the Term Secured Parties in accordance with the Term Security Documents. Interest shall be calculated to but excluding the day on which the Term Purchase occurs if the amounts so paid by the Term Purchasing Parties to the account designated by the Term Agent are received in such account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Term Purchasing Parties to the account designated by the Term Agent are received in such account later than 2:00 p.m., New York City time.
(e)    After the date of such Purchase (i) the Term Agent will promptly provide the ABL Agent with written notification of the termination of any Hedging Agreements for which the Term Purchasing Parties have provided Cash Collateral, and (ii) to the extent any Hedging Obligations are terminated, the Term Agent shall return to the Term Purchasing Parties such portion of the Cash Collateral furnished to the Term Agent as collateral therefor and not applied to the satisfaction of the Term Obligations to which such Cash Collateral relates.
(f)    The Term Purchase shall be made without representation or warranty of any kind by the Term Secured Parties as to the Term Obligations, the Term Collateral or otherwise and without recourse to the Term Secured Parties, except that the Term Secured Parties shall represent and warrant: (i) the amount of the Term Obligations being purchased, (ii) that the Term Secured Parties own the Term Obligations free and clear of any Liens and (iii) that the Term Secured Parties have the right to assign the Term Obligations and the assignment is duly authorized.

ARTICLE V
INSOLVENCY PROCEEDINGS
Section 5.01    Filing of Motions. (i) The Term Agent agrees for itself and on behalf of the other Term Secured Parties that, until the ABL Priority Claims Payment Date has occurred, no Term Secured Party shall, in or in connection with any Insolvency Proceeding, take any action or support any other Person in taking any action with respect to the ABL Priority Collateral or the validity or enforceability of any of the ABL Documents or any of the ABL Obligations thereunder, including by filing any pleadings or motions or taking any position at any hearing or proceeding of any nature, that (i) violates, or is prohibited by, this Article V (or would, in the absence of an Insolvency Proceeding, otherwise violate or be prohibited by this Agreement), (ii) asserts any right, benefit or privilege that arises in favor of the Term Agent or Term Secured Parties, in whole or in part, as a result of their interest in the ABL Priority Collateral or from any Term Lien on the ABL Priority Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (iii) relates in any way to the determination of any Liens or claims held by the ABL Agent (including the validity and enforceability thereof) or any other ABL Secured Party or the value of any claim of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Term Agent may (A) file a proof of claim or statement of interest with respect to the Term Obligations in an Insolvency Proceeding (provided that, in the event the Term Agent has failed to file any such proof of claim or statement of interest within ten days prior to the bar date applicable to such claim, the ABL Agent may, but shall not be obligated to) file any such proof of claim or statement of interest on behalf of the Term Agent), (B) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the Liens of the Term Secured Parties on the ABL Priority Collateral and (C) vote on any plan of reorganization in any Insolvency Proceeding, in each case, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations imposed hereby.
(b)    The ABL Agent agrees for itself and on behalf of the other ABL Secured Parties that, until the Term Obligation Payment Date has occurred, no ABL Secured Party shall, in or in connection with any Insolvency Proceeding, take any action or support any other Person in taking any action with respect to the Term Priority Collateral or the validity or enforceability of any of the Term Documents or any of the Term Obligations thereunder, including by filing any pleadings or motions or taking any position at any hearing or proceeding of any nature, that (i) violates, or is prohibited by, this Article V (or would, in the absence of an Insolvency Proceeding, otherwise violate or be prohibited by this Agreement), (ii) asserts any right, benefit or privilege that arises in favor of the ABL Agent or ABL Secured Parties, in whole or in part, as a result of their interest in the Term Priority Collateral or from any ABL Lien on the Term Priority Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (iii) relates in any way to the determination of any Liens or claims held by the Term Agent (including the validity and enforceability thereof) or any other Term Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the ABL Agent may (A) file a proof of claim or statement of interest with respect to the ABL Obligations in an Insolvency Proceeding (provided that, in the event the ABL Agent has failed to file any such proof of claim or statement of interest within ten days prior to the bar date applicable to such claim, the Term Agent may, but shall not be obligated to) file any such proof of claim or statement of interest on behalf of the ABL Agent), (B) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the Liens of the ABL Secured Parties on the Term Priority Collateral and (C) vote on any plan of reorganization in any Insolvency Proceeding, in each case, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations imposed hereby.
Section 5.02    Financing Matters. (i) If any Loan Party becomes subject to any Insolvency Proceeding at any time prior to the ABL Priority Claims Payment Date and if the ABL Agent or the other ABL Secured Parties consent (or do not object) to any order under Section 363 of the Bankruptcy Code for the use of collateral that constitutes all or any portion of the ABL Priority Collateral or seek to provide, or consent (or do not object) to a third party providing, any Loan Party with financing under Section 364 of the Bankruptcy Code (a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the ABL Priority Collateral, then the Term Agent, for itself and on behalf of the other Term Secured Parties, agrees that it will raise no objection (and will consent) to, and will not request adequate protection (except as otherwise permitted pursuant to Section 5.04) or other relief in connection with, such financing or the Liens (“DIP Financing Liens”) on the ABL Priority Collateral securing the same or to any use of any post-filing/post-petition cash collateral (including as such term is defined in Section 363(a) of the Bankruptcy Code, the “Post-Petition Cash Collateral”) that constitutes ABL Priority Collateral, so long as (i) the ABL Debt after giving effect to such DIP Financing does not exceed the ABL Debt Cap (taking into account the maximum facility limit under such DIP Financing), (ii) such use of Post-Petition Cash Collateral or such DIP Financing is approved by the court having jurisdiction over such Insolvency Proceeding in accordance with Section 363 or 364 of the Bankruptcy Code, (iii) the order or other approval of such court obtained for such use of Post-Petition Cash Collateral or the documentation for or relating to such DIP Financing do not by their terms require the liquidation of Common Collateral prior to a default thereunder and (iv) in the case of a DIP Financing, such DIP Financing does not compel any Loan Party to seek confirmation of a specific plan of reorganization other than a plan of reorganization that provides for satisfaction in full in cash of such DIP Financing on or prior to the effective date of such plan. To the extent that such DIP Financing Liens are senior to, or rank pari passu with, the ABL Liens on the ABL Priority Collateral, the Term Agent will, for itself and on behalf of the other Term Secured Parties, subordinate the Term Liens on the ABL Priority Collateral to the ABL Liens and the DIP Financing Liens thereon (and any “carve-out” for professional and United States Trustee’s fees agreed by the ABL Agent). Notwithstanding any of the foregoing, the Term Secured Parties shall retain Term Liens on all Term Priority Collateral and ABL Priority Collateral, including Proceeds thereof arising after the commencement of such Insolvency Proceeding, to secure the Term Obligations and, as to the Term Priority Collateral only, such Term Liens securing Term Obligations shall have the same priority as existed prior to the commencement of such proceeding and any DIP Financing Liens thereon shall be junior and subordinate to the Term Liens on such Term Priority Collateral.
(b)    If any Loan Party becomes subject to any Insolvency Proceeding at any time prior to the Term Obligations Payment Date and if the Term Agent or the other Term Secured Parties consent (or do not object) to any order under Section 363 of the Bankruptcy Code for the use of collateral that constitutes all or any portion of the Term Priority Collateral or seek to provide, or consent (or do not object) to a third party providing, any Loan Party with a DIP Financing secured by all or any portion of the Term Priority Collateral, then the ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that it will raise no objection (and will consent) to, and will not request adequate protection (except as otherwise permitted pursuant to Section 5.04) or other relief in connection with, such financing or the DIP Financing Liens on the Term Priority Collateral securing the same or to any use of any Post-Petition Cash Collateral that constitutes Term Priority Collateral, so long as (i) such use of Post-Petition Cash Collateral or such DIP Financing is approved by the court having jurisdiction over such Insolvency Proceeding in accordance with Section 363 or 364 of the Bankruptcy Code, (ii) the order or other approval of such court obtained for such use of Post-Petition Cash Collateral or the documentation for or relating to such DIP Financing do not by their terms require the liquidation of Common Collateral prior to a default thereunder and (iii) in the case of a DIP Financing, such DIP Financing does not compel any Loan Party to seek confirmation of a specific plan of reorganization other than a plan of reorganization that provides for satisfaction in full in cash of such DIP Financing on or prior to the effective date of such plan. To the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Term Liens on the Term Priority Collateral, the ABL Agent will, for itself and on behalf of the other ABL Secured Parties, subordinate the ABL Liens on the Term Collateral to the Term Liens and the DIP Financing Liens thereon (and any “carve-out” for professional and United States Trustee’s fees agreed by the Term Agent). Notwithstanding any of the foregoing, the ABL Secured Parties shall retain ABL Liens on all ABL Priority Collateral and Term Priority Collateral, including Proceeds thereof arising after the commencement of such Insolvency Proceeding, to secure the ABL Obligations and, as to the ABL Priority Collateral only, such ABL Liens securing ABL Obligations shall have the same priority as existed prior to the commencement of such proceeding and any DIP Financing Liens thereon shall be junior and subordinate to the ABL Liens on such ABL Priority Collateral.
Section 5.03    Relief from Automatic Stay. Until the ABL Priority Claims Payment Date, the Term Agent agrees, for itself and on behalf of the other Term Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof (including opposing any request by any ABL Secured Party to seek relief from the automatic stay), in each case in respect of any ABL Priority Collateral, without the prior written consent of the ABL Agent. Until the Term Obligations Payment Date, the ABL Agent agrees, for itself and on behalf of the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof (including opposing any request by any Term Secured Party to seek relief from the automatic stay), in each case in respect of any Term Priority Collateral, without the prior written consent of the Term Agent. In addition, neither the ABL Agent nor the Term Agent shall seek any relief from the automatic stay with respect to any Common Collateral without providing ten days’ prior written notice to the other, unless otherwise agreed by both the ABL Agent and the Term Agent.
Section 5.04    Adequate Protection. (i) Without limiting the right of the ABL Agent, for itself and on behalf of the ABL Secured Parties, to seek any form of adequate protection of their interest in the ABL Priority Collateral, the ABL Agent, for itself and on behalf of the ABL Secured Parties, may seek adequate protection of such interest in the form of replacement Liens on post-petition collateral of the same type as the ABL Collateral. In addition, the ABL Agent, for itself and on behalf of the ABL Secured Parties, may seek adequate protection of its junior interest in the Term Priority Collateral, subject to the provisions of this Agreement; provided, that if (x) the Term Agent is granted adequate protection in the form of a replacement Lien on post-petition collateral of the same type as the Term Priority Collateral and (y) such adequate protection requested by the ABL Agent is in the form of a replacement Lien on post-petition collateral of the same type as the Term Priority Collateral, such Lien, if granted to the ABL Agent, will be subordinated to the adequate protection Liens granted in favor of the Term Agent on such post-petition collateral, and, if applicable, to the DIP Financing Liens (and all obligations related thereto) secured by such Term Collateral and provided by the Term Agent or one or more Term Secured Parties on the same basis as the ABL Liens on the Term Priority Collateral are subordinated to the Term Liens under this Agreement. If the ABL Agent, for itself and on behalf of the ABL Secured Parties, seeks or requests (or is otherwise granted) adequate protection of its junior interest in the Term Priority Collateral in the form of a replacement Lien on post-petition assets of the same type as the Term Priority Collateral, then the ABL Agent, for itself and the ABL Secured Parties, agrees that the Term Agent shall also be granted a replacement Lien on such post-petition assets as adequate protection of its senior interest in the Term Collateral and that the ABL Agent’s replacement Lien shall be subordinated to the replacement Lien of the Term Agent on the same basis as the ABL Liens on the Term Priority Collateral are subordinated to the Term Liens under this Agreement. If the ABL Agent or any ABL Secured Party receives as adequate protection a Lien on post-petition assets of the same type as the ABL Priority Collateral, then such post-petition assets shall also constitute ABL Priority Collateral to the extent of any allowed claim of the ABL Secured Parties secured by such adequate protection Lien and shall be subject to the terms of this Agreement.
(b)    Without limiting the right of the Term Agent, for itself and on behalf of the Term Secured Parties, to seek any form of adequate protection of their interest in the Term Priority Collateral, the Term Agent, for itself and on behalf of the Term Secured Parties, may seek adequate protection of such interest in the form of replacement Liens on post-petition collateral of the same type as the Term Collateral. In addition, the Term Agent, for itself and on behalf of the Term Secured Parties, may seek adequate protection of its junior interest in the ABL Priority Collateral, subject to the provisions of this Agreement; provided, that if (x) the ABL Agent is granted adequate protection in the form of a replacement Lien on post-petition collateral of the same type as the ABL Priority Collateral and (y) such adequate protection requested by the Term Agent is in the form of a replacement Lien on such post-petition collateral of the same type as the ABL Priority Collateral, such Lien, if granted to the Term Agent, will be subordinated to the adequate protection Liens granted in favor of the ABL Agent on such post-petition collateral, and, if applicable, to the DIP Financing Liens (and all obligations related thereto) secured by such ABL Collateral and provided by the ABL Agent or one or more ABL Secured Parties on the same basis as the Term Liens on the ABL Priority Collateral are subordinated to the ABL Liens under this Agreement. If the Term Agent, for itself and on behalf of the Term Secured Parties, seeks or requests (or is otherwise granted) adequate protection of its junior interest in the ABL Priority Collateral in the form of a replacement Lien on post-petition assets of the same type as the ABL Priority Collateral, then the Term Agent, for itself and the Term Secured Parties, agrees that the ABL Agent shall also be granted or be deemed hereby to have been granted a replacement Lien on such post-petition assets as adequate protection of its senior interest in the ABL Collateral and that the Term Agent’s replacement Lien shall be subordinated to the replacement Lien of the ABL Agent on the same basis as the Term Liens on the ABL Priority Collateral are subordinated to the ABL Liens under this Agreement. If the Term Agent or any Term Secured Party receives as adequate protection a Lien on post-petition assets of the same type as the Term Priority Collateral, then such post-petition assets shall also constitute Term Priority Collateral to the extent of any allowed claim of the Term Secured Parties secured by such adequate protection Lien and shall be subject to the terms of this Agreement.
(c)    Without limiting paragraphs (a) and (b) above, the Term Agent, for itself and on behalf of the other Term Secured Parties, agrees that, prior to the ABL Obligations Payment Date, so long as the ABL Agent and the other ABL Secured Parties comply with Section 5.04(d), none of them shall object, contest, or support any other Person objecting to or contesting:
(i)    any request by the ABL Agent or the other ABL Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the ABL Agent or the other ABL Secured Parties (including in connection with the use of Post-Petition Cash Collateral or DIP Financing);

(ii)    any objection by the ABL Agent or any other ABL Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate-protection in the Common Collateral; or
(iii)    the payment of interest, fees, expenses or other amounts to the ABL Agent or any other ABL Secured Party under Section 506(b) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.02.
The Term Agent, for itself and on behalf of the other Term Secured Parties, further agrees that, prior to the ABL Priority Claims Payment Date, none of them shall assert or enforce any claim under Section 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the ABL Liens for costs or expenses of preserving or disposing of any ABL Priority Collateral.
(d)    Without limiting paragraphs (a) and (b) above, the ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, prior to the Term Obligations Payment Date, so long as the Term Agent and the other Term Secured Parties comply with Section 5.04(c), none of them shall object, contest, or support any other Person objecting to or contesting:
(i)    any request by the Term Agent or the other Term Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the Term Agent or the other Term Secured Parties (including in connection with the use of Post-Petition Cash Collateral or DIP Financing);
(ii)    any objection by the Term Agent or any other Term Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral; or
(iii)    the payment of interest, fees, expenses or other amounts to the Term Agent or any other Term Secured Party under Section 506(b) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.02.
The ABL Agent, for itself and on behalf of the other ABL Secured Parties, further agrees that, prior to the Term Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Term Liens for costs or expenses of preserving or disposing of any Term Priority Collateral.
(e)    The ABL Agent acknowledges and agrees that any superiority administrative expense claim granted to the ABL Agent or arising under Section 507(b) of the Bankruptcy Code as adequate protection of its interest in the ABL Priority Collateral shall be pari passu with any superpriority administrative expense claim granted to the Term Agent as adequate protection of its interest in Term Priority Collateral.
(f)    The Term Agent acknowledges and agrees that any superiority administrative expense claim granted to the Term Agent or arising under Section 507(b) of the Bankruptcy Code as adequate protection of its interest in the Term Priority Collateral shall be pari passu with any superpriority administrative expense claim granted to the ABL Agent as adequate protection of its interest in the ABL Priority Collateral.
Section 5.05    Avoidance Issues. (i) If any ABL Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be repaid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer (any amount, a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the ABL Obligations and, if applicable, the ABL Priority Claims, shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the ABL Obligations Payment Date and, to the extent applicable, the ABL Priority Claims Payment Date, shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Term Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over by the Term Secured Parties for application in accordance with the priorities set forth in this Agreement.
(b)    If any Term Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party any Recovery, because such Recovery was avoided or ordered to be repaid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, whether received as Proceeds of security, enforcement of any right of set-off or otherwise, then the Term Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Term Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The ABL Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over by the ABL Secured Parties for application in accordance with the priorities set forth in this Agreement.
Section 5.06    Asset Dispositions in an Insolvency Proceeding. (i) Neither the Term Agent nor any other Term Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any ABL Priority Collateral that is supported by the ABL Secured Parties, and the Term Agent and each other Term Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale supported by the ABL Secured Parties and to have released their Liens on such ABL Priority Collateral; provided that (i) the ABL Liens and Term Liens will attach to the proceeds of any such sale or disposition with the same lien priorities set forth in Section 2.01 and (ii) the Term Agent and the other Term Secured Parties shall be entitled, to the extent permitted by law, to seek and exercise Credit Bid Rights in respect of any such sale or disposition.
(b)    Neither the ABL Agent nor any other ABL Secured Party shall, in an Insolvency

Proceeding or otherwise, oppose any sale or disposition of any Term Priority Collateral that is supported by the Term Secured Parties, and the ABL Agent and each other ABL Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale or disposition and to have released their Liens on such Term Priority Collateral; provided that (i) the Term Liens and ABL Liens will attach to the proceeds of any such sale or disposition with the same lien priorities set forth in Section 2.01, (ii) the ABL Agent and the other ABL Secured Parties shall be entitled, to the extent permitted by law, to seek and exercise Credit Bid Rights in respect of any such sale or disposition and (iii) any of the Term Priority Collateral that is sold, transferred or otherwise disposed of (whether pursuant to an Enforcement Action or otherwise) prior to the ABL Obligations Payment Date will be subject to the rights of the ABL Agent as set forth in Section 3.04(c) and (e).
Section 5.07    Separate Grants of Security and Separate Classification. Each Term Secured Party and each ABL Secured Party acknowledges and agrees that (i) the grants of liens pursuant to the ABL Documents and the Term Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Term Secured Parties and the ABL Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims, in accordance with the terms of this Agreement, against the Loan Parties in respect of the Common Collateral with the effect being that (A) to the extent that the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Term Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims constituting ABL Priority Claims, all amounts owing in respect of Post-Petition Interest that is available from the ABL Priority Collateral before any distribution is made therefrom in respect of the claims held by the Term Secured Parties and (B) to the extent that the aggregate value of the Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Secured Parties), the Term Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the Term Priority Collateral before any distribution is made therefrom in respect of the claims held by the ABL Secured Parties, with the Term Secured Parties and the ABL Secured Parties hereby acknowledging and agreeing to turn over to the ABL Secured Parties and the Term Secured Parties, respectively, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of such Secured Parties.
Section 5.08    Other Matters. (i) To the extent that the Term Agent or any Term Secured Party has or acquires rights under Section 362, Section 363 or Section 364 of the Bankruptcy Code with respect to any of the ABL Priority Collateral, the Term Agent agrees, for itself and on behalf of the other Term Secured Parties not to assert any of such rights without the prior written consent of the ABL Agent; provided that if requested by the ABL Agent, the Term Agent shall timely exercise such rights in the manner requested by the ABL Agent, including any rights to payments in respect of such rights.
(b)    To the extent that the ABL Agent or any ABL Secured Party has or acquires rights under Section 362, Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Term Priority Collateral, the ABL Agent agrees, for itself and on behalf of the other ABL Secured Parties not to assert any of such rights without the prior written consent of the Term Agent; provided that if requested by the Term Agent, the ABL Agent shall timely exercise such rights in the manner requested by the Term Agent, including any rights to payments in respect of such rights.
Section 5.09    Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective both before and after the filing of any petition by or against any of the Loan Parties under the Bankruptcy Code or comparable foreign laws and all converted or succeeding cases in respect thereof; and all references herein to any Loan Party shall be deemed to apply to the trustee for such Loan Party and such Loan Party as a debtor-in-possession. The relative rights of (i) the ABL Agent and the other ABL Secured Parties and (ii) the Term Agent and the other Term Secured Parties in or to any distributions from or in respect of any Common Collateral or Proceeds of Common Collateral shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Loan Party as a debtor-in-possession. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any ABL Priority Collateral of the reorganized debtor are distributed both on account of ABL Obligations and on account of Term Obligations, then, to the extent such debt obligations are secured by Liens upon any ABL Priority Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to any plan effected pursuant to an Insolvency Proceeding and will apply with like effect to the Liens securing such debt obligations. Commensurately, if in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any Term Priority Collateral of the reorganized debtor are distributed both on account of ABL Obligations and on account of Term Obligations, then, to the extent such debt obligations are secured by Liens upon any Term Priority Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to any plan effected pursuant to an Insolvency Proceeding and will apply with like effect to the Liens securing such debt obligations.
ARTICLE VI
ADDITIONAL OBLIGATIONS; REFINANCINGS
Section 6.01    Additional ABL Agreements, Additional Term Agreements and Refinancings Generally. ABL Obligations may be incurred under Additional ABL Agreements, Term Obligations may be incurred under Additional Term Agreements and the ABL Obligations and the Term Obligations may be refinanced or replaced, in whole at any time or from time to time in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the incurrence or refinancing of such obligations under any ABL Document or Term Document) of any ABL Secured Party or any Term Secured Party, all without affecting the priorities provided for herein or the other provisions hereof; provided, however, that (i) the incurrence or refinancing of such obligations is permitted at the time under each of the ABL Documents and the Term Documents as then in effect and (ii) the holders of any such additional, refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Agent or the Term Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to such Person. In connection with any incurrence, refinancing or replacement contemplated by this Section 6.01, this Agreement may be amended at the request and sole expense of the Company, and without the consent of either the ABL Agent or the Term Agent, (i) to add parties (or any authorized agent or trustee therefor) providing, or serving as agent with respect to, any such additional, refinancing or replacement indebtedness, (ii) to confirm that such additional, refinancing or replacement indebtedness in respect of any ABL Obligations shall have the same rights and priorities in respect of any ABL Collateral as the indebtedness being refinanced or replaced, or as the existing ABL Obligations that remain outstanding, as the case may be, and (iii) to confirm that such additional indebtedness or any refinancing or replacement indebtedness in respect of any Term Obligations shall have the same rights and priorities in respect of any Term Collateral as the indebtedness being refinanced or replaced, or as the existing Term Obligations that remain outstanding, as the case may be,, all on the terms provided for herein immediately prior to such refinancing or replacement.
Section 6.02    Treatment of Additional and Replacement Agreements; Joinder of Agents and Other Representatives. If at any time any Loan Party enters into (i) an Additional ABL Agreement or Additional Term Agreement or (ii) a Replacement ABL Agreement or Replacement Term Agreement in accordance with Section 6.01, then the obligations under such ABL Agreement, Term Agreement, Replacement ABL Agreement or Replacement Term Agreement, respectively, shall automatically and immediately be treated as ABL Obligations or Term Obligations, respectively, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the agent or other representative for the holders of such obligations shall bind itself in a joinder agreement to this Agreement or other writing reasonably acceptable to the ABL Agent and Term Agent then party to this Agreement, with such ABL Agreement, Term Agreement or agreement with respect to such refinancing immediately and automatically becoming “ABL Documents” or “Term Documents”, as applicable, for all purposes of this Agreement.
ARTICLE VII
RELIANCE; WAIVERS; ETC.
Section 7.01    Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Term Agent, on behalf of itself and the Term Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Agent and the ABL Secured Parties. The Term Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the Term Agent and the Term Secured Parties.
Section 7.02    No Warranties or Liability. The Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other ABL Document or any Term Document. Except as otherwise provided in this Agreement, the Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
Section 7.03    No Waivers.
(a)    No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party, any Loan Party or any other party hereto or by any act or failure to act by any Person, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the ABL Documents or Term Documents, regardless of any knowledge thereof which the ABL Agent, ABL Secured Parties, the Term Agent, Term Secured Parties or any of them, may have or be otherwise charged with.
(b)    Except as otherwise expressly set forth herein, the Term Agent on behalf of each Term Secured Party agrees that the ABL Secured Parties and the ABL Agent shall have no liability to the Term Agent or any Term Secured Parties, and the Term Agent on behalf of each Term Secured Party hereby waives any claim against any ABL Secured Party or the ABL Agent arising out of any and all actions which any of the ABL Secured Parties or the ABL Agent may take or permit or omit to take with respect to (i) the ABL Documents, (ii) the collection of the ABL Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, the ABL Priority Collateral (except, only in the case of ABL Priority Collateral, to the extent such foreclosure, sale, liquidation or other disposition is not made in a commercially reasonable manner in accordance with the UCC, other applicable law or contrary to this Agreement). Except as otherwise expressly set forth herein, the Term Agent on behalf of each Term Secured Party agrees that the ABL Agent and the ABL Secured Parties have no duty to them in respect of the maintenance or preservation of the Common Collateral.
(c)    Except as otherwise expressly set forth herein, the ABL Agent on behalf of each ABL Secured Party agrees that the Term Secured Parties and the Term Agent shall have no liability to the ABL Agent or any ABL Secured Parties, and the ABL Agent on behalf of each ABL Secured Party hereby waives any claim against any Term Secured Party or the Term Agent arising out of any and all actions which any of the Term Secured Parties or the Term Agent may take or permit or omit to take with respect to (i) the Term Documents, (ii) the collection of the Term Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Term Priority Collateral (except, only in the case of Term Priority Collateral, to the extent such foreclosure, sale, liquidation or other disposition is not made in a commercially reasonable manner in accordance with the UCC, other applicable law or contrary to this Agreement). Except as otherwise expressly set forth herein, the ABL Agent on behalf of each ABL Secured Party agrees that the Term Agent and the Term Secured Parties have no duty to them in respect of the maintenance or preservation of the Common Collateral.
(d)    The Term Agent (on behalf of each Term Secured Party) agrees, and the ABL Agent (on behalf of each ABL Secured Party) agrees, in each case, not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim, in each case, against the other, the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a secured creditor may have under applicable law.
ARTICLE VIII
OBLIGATIONS UNCONDITIONAL
Section 8.01    ABL Obligations Unconditional. All rights and interests of the ABL Secured Parties hereunder, and all agreements and obligations of the Term Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
(i)    any lack of validity or enforceability of any ABL Document;

(ii)    any change in the time place or manner of payment of or in any other term of all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;
(iii)    prior to the ABL Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement refunding or restatement of all or any portion of the ABL Obligations or guaranty thereof;
(iv)    the commencement of any Insolvency Proceeding by any Loan Party; or
(v)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the ABL Obligations, or of any of the Term Agent, or any Loan Party, to the extent applicable, in respect of this Agreement (other than the occurrence of the ABL Obligations Payment Date).
Section 8.02    Term Obligations Unconditional. All rights and interests of the Term Secured Parties hereunder, and all agreements and obligations of the ABL Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
(i)    any lack of validity or enforceability of any Term Document;
(ii)    any change in the time, place or manner of payment of, or in any other term of all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document;
(iii)    prior to the Term Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Term Obligations or guaranty thereof;
(iv)    the commencement of any Insolvency Proceeding by any Loan Party; or
(v)    any other circumstances that otherwise might constitute a defense available to, or a discharge of any Loan Party in respect of the Term Obligations or any of the ABL Agent, or any Loan Party, to the extent applicable, in respect of this Agreement (other than the occurrence of the Term Obligations Payment Date).
ARTICLE IX
MISCELLANEOUS

Section 9.01    Conflicts. Except as expressly provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, the provisions of this Agreement shall govern as among the ABL Secured Parties and the Term Secured Parties. It is further expressly understood that the Lien priorities and other terms referred to herein shall not in any way modify or relieve any Loan Party of or from any liability or obligation that the any Loan Party may have to the Secured Parties under the applicable ABL Documents or Term Documents.
Section 9.02    Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier to occur of the ABL Obligations Payment Date and the Term Obligations Payment Date. This is a continuing agreement, and the ABL Secured Parties and the Term Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of Holdings, the Company or any other Loan Party on the faith hereof.
Section 9.03    Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Agent and the Term Agent, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. In addition, anything herein to the contrary notwithstanding, no consent of any Loan Party shall be required for amendments, modifications or waivers of any other provisions of this Agreement other than those that affect any obligation or right of the Loan Parties hereunder or under the ABL Documents or the Term Documents or that would impose any additional obligations on the Loan Parties.
Section 9.04    Information Concerning Financial Condition of Holdings, the Company and the other Loan Parties. Each of the Term Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of Holdings, the Company and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The Term Agent and the ABL Agent hereby agree (as between the Term Agent, on the one hand, and the ABL Agent, on the other hand, in their capacities as such) that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. If the Term Agent or the ABL Agent, in each case in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine or (iii) to disclose any other information.
Section 9.05    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS SUCH JURISDICTION.
Section 9.06    Submission to Jurisdiction; Waivers. (i) Each ABL Secured Party, each Term Secured Party and each Loan Party hereby irrevocably and unconditionally submits for itself and its Property, to the nonexclusive jurisdiction of any Federal or State court sitting in or with jurisdiction over the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of New York or, to the extent permitted by law, such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any ABL Secured Party or Term Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.
(b)    Each ABL Secured Party, each Term Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(d)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06(d).
Section 9.07    Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall either (i) be in writing and may be personally served, telecopied or sent by overnight express courier service or United States Mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed) or (ii) be given in the manner prescribed in the applicable ABL Agreement or Term Agreement. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
Section 9.08    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Secured Parties and Term Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.
Section 9.09    Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.10    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.11    Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any ABL Secured Party or any Term Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Term Documents, as applicable, or to demand payment under any guarantee in respect thereof.
Section 9.12    Agency Provisions. It is understood and agreed that the ABL Agent and the Term Agent are entering into this Agreement in their respective capacities as administrative agents and/or collateral agents under the ABL Credit Agreement and the Term Credit Agreement, respectively, and the agency provisions of such agreements applicable to them thereunder shall also apply to them hereunder as ABL Agent and Term Agent, respectively.
Section 9.13    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or "pdf" or similar electronic format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
Section 9.14    Limitation on Liability. No ABL Secured Party shall have any liability hereunder for any special, indirect, consequential or punitive damages. No Term Secured Party shall have any liability hereunder for any special, indirect, consequential or punitive damages.
Section 9.15    Provisions to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Agent and other ABL Secured Parties, on the one hand, and the Term Agent and other Term Secured Parties, on the other hand. Except as expressly provided herein, none of the Loan Parties or any other creditor thereof shall have any rights hereunder, and none of the Loan Parties or any other creditor thereof may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Loan Parties under the ABL Documents to pay the ABL Obligations or under the Term Documents to pay the Term Obligations as and when the same shall become due and payable in accordance with their terms, which obligations are absolute and unconditional.

Section 9.16    Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of a joinder agreement substantially in the form attached hereto as Exhibit A.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A.,
as ABL Agent

By:     /s/ Daniel K. Clancy
Name: Daniel K. Clancy
Title: Senior Vice President

Address: 300 Galleria Parkway
Suite 800
Atlanta, GA 30339
Attention: Portfolio Manager
Telephone:
Telecopier:

with a copy to:     Fried, Frank, Harris, Shriver & Jacobson LLP
New York, NY 10004
Attention: Viktor Okasmaa
Tel: 212-859-8472
Tax: 212-859-4000

BANK OF AMERICA, N.A.,
as Term Agent

By:     /s/ David H. Strickert
Name: David H. Strickert
Title: Managing Director

Address: 901 Main St.
Dallas, TX 75202
Attention: Jared McClure
Telephone: 214-209-2354
Telecopier: 214-290-9413

with a copy to:     Fried, Frank, Harris, Shriver & Jacobson LLP
New York, NY 10004
Attention: Viktor Okasmaa
Tel: 212-859-8472
Tax: 212-859-4000

NORANDA ALUMINUM HOLDING CORPORATION

By:    /s/ Robert B. Mahoney
Name: Robert B. Mahoney
Title: Chief Financial Officer

1105 North Market Street
Suite 620
Wilmington, DE 19801
Attention: Mark Walker
Telephone: (615) 771-5717
Telecopier: (615) 771-5701

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: Josh A. Feltman
Tel: (212) 403-1109
Fax: (212) 403-2109

NORANDA ALUMINUM ACQUISITION CORPORATION

By:    /s/Robert B. Mahoney
Name: Robert B. Mahoney
Title: Chief Financial Officer

1105 North Market Street
Suite 620
Wilmington, DE 19801
Attention: Mark Walker
Telephone: (615) 771-5717
Telecopier: (615) 771-5701

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: Josh A. Feltman
Tel: (212) 403-1109
Fax: (212) 403-2109

NORANDA INTERMEDIATE HOLDING CORPORATION

By:    /s/Robert B. Mahoney
Name: Robert B. Mahoney
Title: Chief Financial Officer

801 Crescent Centre Drive
Suite 600
Franklin, TN 37067
Attention: Mark Walker
Telephone: (615) 771-5717
Telecopier: (615) 771-5701

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: Josh A. Feltman
Tel: (212) 403-1109
Fax: (212) 403-2109

NORANDA ALUMINUM, INC.

By:    /s/Robert B. Mahoney
Name: Robert B. Mahoney
Title: Chief Financial Officer

P.O. 70 / St. Jude Industrial Park
New Madrid, MO 63869
Attention: Mark Walker
Telephone: (615) 771-5717
Telecopier: (615) 771-5701

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: Josh A. Feltman
Tel: (212) 403-1109
Fax: (212) 403-2109

GRAMERCY ALUMINA HOLDINGS INC.

By:    /s/Robert B. Mahoney
Name: Robert B. Mahoney
Title: Chief Financial Officer

801 Crescent Centre Drive
Suite 600
Franklin, TN 37067
Attention: Mark Walker
Telephone: (615) 771-5717
Telecopier: (615) 771-5701

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: Josh A. Feltman
Tel: (212) 403-1109
Fax: (212) 403-2109

NORANDAL USA, INC.

By:    /s/Robert B. Mahoney
Name: Robert B. Mahoney
Title: Chief Financial Officer

801 Crescent Centre Drive
Suite 600
Franklin, TN 37067
Attention: Mark Walker
Telephone: (615) 771-5717
Telecopier: (615) 771-5701

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: Josh A. Feltman
Tel: (212) 403-1109
Fax: (212) 403-2109

GRAMERCY ALUMINA HOLDINGS II, INC.

By:    /s/ Robert B. Mahoney
Name: Robert B. Mahoney
Title: Chief Financial Officer

801 Crescent Centre Drive
Suite 600
Franklin, TN 37067
Attention: Mark Walker
Telephone: (615) 771-5717
Telecopier: (615) 771-5701

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: Josh A. Feltman
Tel: (212) 403-1109
Fax: (212) 403-2109

NORANDA ALUMINA LLC

By:    /s/Robert B. Mahoney
Name: Robert B. Mahoney
Title: Chief Financial Officer

1111 Airline Hwy 61
Gramercy, LA 70052-3370
Attention: Mark Walker
Telephone: (615) 771-5717
Telecopier: (615) 771-5701

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: Josh A. Feltman
Tel: (212) 403-1109
Fax: (212) 403-2109

FORM OF JOINDER AGREEMENT
The undersigned, _____________________, a___________ hereby agrees to become a party as a Loan Party under the Intercreditor Agreement dated as of February 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among BANK OF AMERICA, N.A., in its capacity as agent for the ABL Secured Parties (as defined therein), BANK OF AMERICA, N.A., in its capacity as collateral agent for the Term Secured Parties (as defined therein), Noranda Aluminum Holding Corporation, a Delaware corporation (“Holdings”), Noranda Aluminum Acquisition Corporation, a Delaware corporation (the “Company”), and the subsidiaries of the Company from time to time party thereto, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.
The provisions of Article IX of the Intercreditor Agreement will apply with like effect to this Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of __________, 20_____.

[SUBSIDIARY LOAN PARTY] By: Name: Title: